Exhibit 2.1

PROFILE BANK, FSB

PLAN OF REORGANIZATION AND STOCK ISSUANCE

DATED AS OF JUNE 19, 2007

22.	Stock Compensation Plans	21

23.	Dividend and Repurchase Restrictions on Stock	22

24.	Effective Date	22

25.	Amendment or Termination of the Plan	22

26.	Interpretation of the Plan	22

EXHIBIT INDEX

EXHIBIT
Charter of Mutual Holding Company	A

Bylaws of Mutual Holding Company	B

Charter of Stock Holding Company	C

Bylaws of Stock Holding Company	D

Charter of Stock Bank	E

Bylaws of Stock Bank	F

PROFILE BANK, FSB

PLAN OF REORGANIZATION AND STOCK ISSUANCE

1.	INTRODUCTION.

For purposes of this section, all capitalized terms have the meanings ascribed to them in Section 2.

This Plan of Reorganization and Stock Issuance provides for the reorganization of Profile Bank, FSB from a federally chartered mutual savings bank into a mutual holding company structure under the laws of the United States of America and the regulations of the OTS. As part of the Reorganization and the Plan, a federally chartered mutual holding company and a federally chartered stock corporation will be established. In addition, a federally chartered stock savings bank, which will retain the name Profile Bank, FSB, will also be established. The Holding Company will be a majority-owned subsidiary of the MHC at all times so long as the MHC remains in existence, and the Savings Bank will be a wholly-owned subsidiary of the Holding Company. The Plan also provides that non-transferable subscription rights to purchase up to 49.9% of the common stock of the Holding Company shall be granted to certain deposit account holders and borrower members of the Savings Bank pursuant to the Plan and in accordance with the regulations of the OTS.

The Reorganization and Offerings will permit the Savings Bank to control the amount of capital being raised, while at the same time enabling the Savings Bank to: (1) support future lending and operational growth, including branching activities and acquisitions of other financial institutions or financial services companies; (2) increase its ability to render services to the communities it serves; (3) compete more effectively with commercial banks and other financial institutions for new business opportunities; and (4) increase its equity capital base and access the capital markets when needed.

In furtherance of the Savings Bank’s commitment to its community, the Plan provides for the establishment of the Foundation as part of the Reorganization and Offerings. The Foundation is intended to complement the Savings Bank’s existing community reinvestment activities in a manner that will allow the Savings Bank’s local communities to share in the growth and profitability of the Holding Company and the Savings Bank over the long term. Consistent with the Savings Bank’s goal, the Holding Company intends to donate to the Foundation immediately following the Offerings a number of shares of its authorized but unissued Holding Company Common Stock in amount up to 2% of the Holding Company Common Stock issued in the Offerings and to the MHC in the Reorganization and intends to make a contribution of cash or marketable securities to the Foundation in an amount to be determined by the Board of Directors.

2.	DEFINITIONS.

As used in this Plan, the terms set forth below have the following meaning:

ACTING IN CONCERT means (i) knowing participation in a joint activity or interdependent conscious parallel action towards a common goal whether or not pursuant to an express agreement or understanding; or (ii) a combination or pooling of voting or other interests in the securities of an issuer for a common purpose pursuant to any contract, understanding, relationship, agreement or other arrangement, whether written or otherwise. A person or company which acts in concert with another Person or company (“other party”) shall also be deemed to be acting in concert with any Person who is also acting in concert with that other party, except that any Tax-Qualified Employee Stock Benefit Plan will not be deemed to be acting in concert with its trustee or a person who serves in a similar capacity solely for the purpose of determining whether stock held by the trustee and stock held by the plan will be aggregated and participants or beneficiaries of any such Tax- Qualified Employee Stock Benefit Plan will not be deemed to be acting in concert solely as a result of their common interests as participants or beneficiaries. When Persons act together for such purpose, their group is deemed to have acquired their stock. The determination of whether a group is Acting in Concert shall be made solely by the Board of Directors of the Savings Bank or Officers delegated by such Board and may be based on any evidence upon which the Board or such delegatee chooses to rely, including, without limitation, joint account relationships or the fact that such Persons have filed joint Schedules 13D or Schedules 13G with the SEC with respect to other companies. Directors of the Holding Company, the Savings Bank and the MHC shall not be deemed to be Acting in Concert solely as a result of their membership on any such board or boards.

AFFILIATE means a Person who, directly or indirectly, through one or more intermediaries, controls or is controlled by or is under common control with the Person specified.

ASSOCIATE of a Person means (i) a corporation or organization (other than the MHC, the Holding Company, the Savings Bank or a majority-owned subsidiary of the MHC, the Holding Company or the Savings Bank), if the Person is a senior officer or partner or beneficially owns, directly or indirectly, 10% or more of any class of equity securities of the corporation or organization, (ii) a trust or other estate, if the Person has a substantial beneficial interest in the trust or estate or is a trustee or fiduciary of the trust or estate, provided, however, that such term shall not include any Tax-Qualified Employee Stock Benefit Plan of the MHC, the Holding Company or the Savings Bank in which such Person has a substantial beneficial interest or serves as a trustee or in a similar fiduciary capacity, and (iii) any person who is related by blood or marriage to such Person and who lives in the same home as the Person or who is a director or senior officer of the MHC, the Holding Company or the Savings Bank or any of their subsidiaries.

CODE means the Internal Revenue Code of 1986, as amended.

COMMON STOCK means the shares of common stock, par value $0.01 per share, to be issued by the Holding Company to the MHC, to be contributed to the Foundation by the Holding Company and to be issued and sold by the Holding Company in the Offerings, all pursuant to the Plan of Reorganization. The Common Stock will not be insured by the Federal Deposit Insurance Corporation.

COMMUNITY OFFERING means the offering for sale by the Holding Company of any shares of Common Stock not subscribed for in the Subscription Offering to such Persons as may be selected by the Holding Company and the Savings Bank in their sole discretion and to whom a copy of the Prospectus is delivered by or on behalf of the Holding Company.

CONTROL (including the terms “controlling,” “controlled by,” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

DEPOSIT ACCOUNT means any withdrawable account as defined in Section 561.42 of the Rules and Regulations of the OTS, including a demand account as defined in Section 561.16 of the Rules and Regulations of the OTS.

ELIGIBLE ACCOUNT HOLDER means any Person holding a Qualifying Deposit on the Eligibility Record Date for purposes of determining Subscription Rights.

ELIGIBILITY RECORD DATE means the date for determining Qualifying Deposits of Eligible Account Holders and is the close of business on March 31, 2006.

ESOP means a Tax-Qualified Employee Stock Benefit Plan adopted by the MHC, the Holding Company or the Savings Bank in connection with the Reorganization, the purpose of which shall be to acquire shares of Common Stock.

ESTIMATED PRICE RANGE means the range of the estimated aggregate pro forma market value of the total number of shares of Common Stock to be issued in the Offerings, as determined by the Independent Appraiser in accordance with Section 4 hereof.

FDIC means the Federal Deposit Insurance Corporation or any successor thereto.

FOUNDATION means a charitable foundation that will qualify as an exempt organization under Section 501(c)(3) of the Code, the establishment and funding of which is contemplated by Section 3A herein.

HOLDING COMPANY means the stock corporation to be organized under the laws of the United States, that, upon completion of the Reorganization, shall hold all of the outstanding capital stock of the Savings Bank.

INDEPENDENT APPRAISER means the independent investment banking or financial consulting firm retained by the Holding Company and the Savings Bank to prepare an appraisal of the estimated pro forma market value of the Common Stock.

MANAGEMENT PERSON means any Officer or director of the Savings Bank or the Holding Company or any Affiliate of the Savings Bank or the Holding Company and any person Acting in Concert with such Officer or director.

MEMBER means any Person qualifying as a member of the Savings Bank in accordance with its mutual charter and bylaws and the laws of the United States, and any Person qualifying as a member of the MHC in accordance with the mutual charter and bylaws and the laws of the United States.

MHC means the company organized under the laws of the United States, that, upon completion of the Reorganization, shall hold at least 50.1% of the Common Stock.

MINORITY STOCKHOLDER means any owner of the Common Stock other than the MHC and the Foundation.

OFFERINGS mean the offering of Common Stock to Persons other than the MHC and the Foundation in the Subscription Offering, the Community Offering and the Syndicated Community or Public Offering.

OFFICER means the president, chief executive officer, vice-president, secretary, treasurer or principal financial officer, comptroller or principal accounting officer and any other person performing similar functions with respect to any organization whether incorporated or unincorporated.

ORDER FORM means the form or forms to be provided by the Holding Company, containing all such terms and provisions as set forth in Section 11 hereof, to a Participant or other Person by which Common Stock may be ordered in the Subscription Offering and in the Community Offering.

OTHER MEMBER means a Voting Member who is not an Eligible Account Holder or a Supplemental Eligible Account Holder.

OTS means the Office of Thrift Supervision or any successor thereto.

PARTICIPANT means any Eligible Account Holder, Tax-Qualified Employee Stock Benefit Plan, Supplemental Eligible Account Holder or Other Member, but does not include the MHC or the Foundation.

PERSON means an individual, a corporation, a partnership, an association, a joint stock company, a limited liability company, a trust, an unincorporated organization or a government or any political subdivision of a government.

PLAN and PLAN OF REORGANIZATION mean this Plan of Reorganization and Stock Issuance as adopted by the Board of Directors of the Savings Bank and any amendment hereto approved as provided herein.

PROSPECTUS means the one or more documents to be used in offering the Common Stock in the Offerings.

PROXY STATEMENT means the document used to solicit approval of the Plan and the funding of the Foundation by Voting Members.

PUBLIC OFFERING means an underwritten firm commitment offering to the public through one or more underwriters.

PURCHASE PRICE means the price per share at which the Common Stock is ultimately sold by the Holding Company in the Offerings in accordance with the terms hereof.

QUALIFYING DEPOSIT means the aggregate balance of all Deposit Accounts in the Savings Bank of (i) an Eligible Account Holder at the close of business on the Eligibility Record Date, provided such aggregate balance is not less than $50, and (ii) a Supplemental Eligible Account Holder at the close of business on the Supplemental Eligibility Record Date, provided such aggregate balance is not less than $50.

REORGANIZATION means the reorganization of the Savings Bank into the MHC and the organization of the Holding Company as a subsidiary of the MHC and the Stock Savings Bank as a subsidiary of the Holding Company pursuant to this Plan.

SAVINGS BANK means Profile Bank, FSB.

SAVINGS BANK BENEFIT PLANS include, but is not limited to, Tax-Qualified Employee Stock Benefit Plans and Non-Tax-Qualified Employee Stock Benefit Plans.

SAVINGS BANK COMMON STOCK means the common stock of the Savings Bank, par value $1.00 per share, which stock is not and will not be insured by the FDIC or any other governmental authority, all of which will be held by the Holding Company.

STOCK SAVINGS BANK means the federally chartered stock savings bank resulting from the conversion of the Savings Bank to stock form pursuant to this Plan.

SEC means the Securities and Exchange Commission.

SPECIAL MEETING means the Special Meeting of Members of the Savings Bank called for the purpose of submitting this Plan and the funding of the Foundation to the Members for their approval, including any adjournments of such meeting.

SUBSCRIPTION OFFERING means the offering of the Common Stock to Participants.

SUBSCRIPTION RIGHTS mean nontransferable rights to subscribe for Common Stock granted to Participants pursuant to the terms of this Plan.

SUPPLEMENTAL ELIGIBLE ACCOUNT HOLDER means any Person, except directors and Officers of the Savings Bank and their Associates, holding a Qualifying Deposit at the close of business on the Supplemental Eligibility Record Date.

SUPPLEMENTAL ELIGIBILITY RECORD DATE, if applicable, means the date for determining Supplemental Eligible Account Holders and shall be required if the Eligibility Record Date is more than 15 months prior to the date of the approval of the Reorganization by the OTS. If applicable, the Supplemental Eligibility Record Date shall be the last day of the calendar quarter preceding OTS approval of the Reorganization.

SYNDICATED COMMUNITY OFFERING means the offering for sale by a syndicate of broker-dealers to the general public of shares of Common Stock not purchased in the Subscription Offering and the Community Offering.

TAX-QUALIFIED EMPLOYEE STOCK BENEFIT PLAN means any defined benefit plan or defined contribution plan, such as an employee stock ownership plan, stock bonus plan, profit-sharing plan or other plan, which is established for the benefit of the employees of the Holding Company and/or the Savings Bank and any Affiliate thereof and which, with its related trust, meets the requirements to be “qualified” under Section 401 of the Code as from time to time in effect. A “Non-Tax-Qualified Employee Stock Benefit Plan” is any defined benefit plan or defined contribution stock benefit plan that is not so qualified.

VOTING MEMBER means a Person who, at the close of business on the Voting Record Date, is entitled to vote as a Member of the Savings Bank in accordance with its mutual charter and bylaws.

VOTING RECORD DATE means the date or dates for determining the eligibility of Members to vote at the Special Meeting.

3.	GENERAL PROCEDURE FOR THE REORGANIZATION.

(a)	Organization of the Holding Companies and the Savings Bank

The Reorganization will be effected as follows: (i) the Savings Bank will organize an interim stock savings bank as a wholly owned subsidiary (“Interim One”); (ii) Interim One will organize a stock corporation as a wholly owned subsidiary (the “Holding Company”); (iii) Interim One will organize an interim federal savings bank as a wholly owned subsidiary (“Interim Two”); (iv) the Savings Bank will convert its charter to a federal stock savings bank charter and Interim One will exchange its charter for a federal mutual holding company charter to become the MHC; (v) sequentially with step (iv), Interim Two will merge with and into the Stock Savings Bank with the Stock Savings Bank as the resulting institution as a subsidiary of the MHC; (vi) former members of the Savings Bank will become members of the MHC; (vii) the MHC will transfer 100% of the issued common stock of the Stock Savings Bank to the Holding Company in a capital distribution; and (viii) the Holding Company will issue a majority of its common stock to the MHC. Prior to the Effective Date of the Reorganization, the Board of Directors of the Savings Bank may specify that the structure of the transactions contemplated by the Plan be revised; provided, however, that such revised structure shall not (i) change the intended federal income tax consequences of the transactions contemplated by the Plan or (ii) materially impede or delay the receipt of any required regulatory approval.

Contemporaneously with the Reorganization, the Holding Company will offer for sale in the Offerings shares of Common Stock representing up to 49.9% of the pro forma market value of the Holding Company and the Savings Bank. Upon the consummation of the Reorganization, the legal existence of the Savings Bank will not terminate, but the MHC will be a continuation of the Savings Bank. All assets, rights, obligations and liabilities of whatever nature of the Savings Bank that are not expressly retained by the MHC shall be transferred to the Stock Savings Bank as part of the Reorganization. All property of the Savings Bank (not expressly retained by the MHC), including its right, title and interest in all property of whatsoever kind and nature, interest and asset of every conceivable value or benefit then existing or pertaining to the Savings Bank, or which would inure to the Savings Bank immediately by operation of law and without the necessity of any conveyance or transfer and without any further act or deed, will vest in the MHC and will then be transferred to the Stock Savings Bank. The Stock Savings Bank will have, hold and enjoy the same in its right and fully and to the same extent as the same was possessed, held and enjoyed by the Savings Bank. The Stock Savings Bank will continue to have, succeed to and be responsible for all the rights, liabilities and obligations the Savings Bank had when it was in mutual form and will maintain its headquarters and operations at the Savings Bank’s present locations.

Upon consummation of the Reorganization, substantially all of the assets and liabilities (including the savings accounts, demand accounts, tax and loan accounts, United States Treasury general accounts, or United States Treasury Time Deposit Open Accounts, as defined in the OTS regulations) of the Savings Bank shall become the assets and liabilities of the Stock Savings Bank, which will thereupon become an operating savings association subsidiary of the Holding Company and of the MHC. The Savings Bank will apply to the OTS to have the Holding Company receive or retain (as the case may be) up to 50% of the net proceeds of the Stock Offering, or such other amount as may be determined by the Board of Directors. The Stock Savings Bank may distribute additional capital to the Holding Company following the Reorganization, subject to the OTS regulations governing capital distributions.

The Board of Directors of the Savings Bank also intends to take all necessary steps to establish the Foundation and to fund the Foundation in the manner set forth in Section 3A hereof.

(b)	Effect on Deposit Accounts and Borrowings

Each deposit account in the Savings Bank on the effective date of the Reorganization will, without payment, remain a deposit account in the Stock Savings Bank in the same amount and upon the same terms and conditions, and will continue to be federally insured up to the legal maximum by the FDIC in the same manner as each deposit account existed in the Savings Bank immediately prior to the Reorganization. Upon consummation of the Reorganization, all loans and other borrowings from the Savings Bank shall retain the same status with the Stock Savings Bank after the Reorganization as they had with the Savings Bank immediately prior to the Reorganization.

(c)	The Savings Bank

Upon completion of the Reorganization, the Stock Savings Bank will be authorized to exercise any and all powers, rights and privileges of, and will be subject to all limitations applicable to, capital stock savings associations under federal law. A copy of the proposed charter and bylaws of the Stock Savings Bank is attached hereto and made a part of this Plan. The Reorganization will not result in any reduction of the amount of retained earnings and general loss reserves will be accounted for by the Holding Company and the Stock Savings Bank on a consolidated basis in accordance with generally accepted accounting principles.

The initial members of the Board of Directors of the Stock Savings Bank will be the members of the Board of Directors of the Savings Bank at the time of the adoption of the Plan of Reorganization who continue to be directors of the Savings Bank at the time of the closing of the Reorganization. The Stock Savings Bank will be wholly-owned by the Holding Company. The Holding Company will be wholly-owned by its stockholders who will consist of the MHC, the Foundation and, initially, the persons who purchase Common Stock. Upon the Effective Date of the Reorganization, the voting and membership rights of Members will be transferred to the MHC, subject to the conditions specified below.

(d)	The Holding Company

The Holding Company will be authorized to exercise any and all powers, rights and privileges, and will be subject to all limitations applicable to savings and loan holding companies under federal law and regulations. The initial members of the Board of Directors of the Holding Company will be appointed by the Savings Bank. Thereafter, the voting stockholders of the Holding Company will elect approximately one-third of the Holding Company’s directors annually. A copy of the proposed charter and bylaws of the Holding Company is attached hereto and made a part of this Plan.

The Holding Company will have the power to issue shares of Common Stock to persons other than the MHC. However, so long as the MHC is in existence, the MHC will be required to own at least a majority of the Common Stock. The Holding Company may issue any amount of non-voting stock to persons other than the MHC. The Holding Company will be authorized to undertake one or more minority stock offerings of less than 50% in the aggregate of the total outstanding Common Stock, and the Holding Company intends to offer shares of Common Stock for sale in the Offerings with an aggregate value of up to 49.9% of the estimated pro forma aggregate market value of the Common Stock.

(e)	The Mutual Holding Company

As a mutual corporation, the MHC will have no stockholders. The members of the MHC will have exclusive voting authority as to all matters requiring a vote of members under the charter of the MHC. Persons who have membership rights with respect to the Savings Bank under its existing charter immediately prior to the Reorganization shall continue to have such rights solely with respect to the MHC after Reorganization, so long as such persons remain depositors or borrowers, as the case may be, of the Stock Savings Bank after the Reorganization. In addition, all persons who become depositors of the Stock Savings Bank following the Reorganization will have membership rights with respect to the MHC. Borrowers will not receive membership rights in connection with any new borrowings made after the Reorganization. The rights and powers of the MHC will be defined by the MHC’s charter and bylaws (a copy of which is attached to this Plan and made a part hereof) and by the statutory and regulatory provisions applicable to savings and loan holding companies and mutual holding companies. In particular, the MHC shall be subject to the limitations and restrictions imposed on savings and loan holding companies by Section 10(o)(5) of the Home Owners’ Loan Act of 1933, as amended.

The initial members of the Board of Directors of the MHC will be the Board of Directors of the Savings Bank at the time of the adoption of the Plan of Reorganization who continue to be directors of the Savings Bank at the time of the closing of the Reorganization. Thereafter, approximately one-third of the directors of the MHC will be elected annually by the members of the MHC who will consist of the former Members of the Savings Bank and all persons who become depositors of the Stock Savings Bank after the Reorganization.

(f)	Charters and Bylaws

Copies of the proposed charter and bylaws of the Stock Savings Bank, the Holding Company and the MHC are attached hereto and made a part of this Plan. By their approval of this Plan, the Voting Members shall have approved and adopted the charter and bylaws of the Stock Savings Bank, the Holding Company and the MHC. The total shares of Common Stock authorized under the Holding Company charter will exceed the shares of Common Stock to be issued to the MHC and the Minority Stockholders in the Reorganization.

(g)	Rights of Owners of the MHC

Following the Reorganization, all persons who had membership or liquidation rights with respect to the Savings Bank as of the date of the Reorganization will continue to have such rights solely with respect to the MHC. All existing proxies granted by members of the Savings Bank to the Board of Directors of the Savings Bank shall automatically become proxies granted to the Board of Directors of the MHC; provided, however, such proxies may not be voted by the Board of Directors of the Savings Bank at the Special Meeting. In addition, all persons who become depositors of the Stock Savings Bank subsequent to the Reorganization also will have membership and liquidation rights with respect to the MHC. In each case, no person who ceases to be the holder of a Deposit Account with the Stock Savings Bank shall have any membership or liquidation rights with respect to the MHC. Borrowers of the Stock Savings Bank who were borrower members of the Savings Bank at the time of Reorganization will have the same membership rights in the MHC as they had in the Savings Bank immediately prior to the Reorganization for so long as their pre-Reorganization borrowings remain outstanding. Borrowers will not receive membership rights in connection with any new borrowings made after the Reorganization.

(h)	Conversion of the MHC to Stock Form

Following the completion of the Reorganization, the MHC may elect to convert to stock form in accordance with applicable laws and regulations (a “Conversion Transaction”). There can be no assurance when, if ever, a Conversion Transaction will occur, and the Board of Directors has no present intent or plan to undertake a Conversion Transaction. If the Conversion Transaction does not occur, the MHC will continue to own a majority of the Common Stock of the Holding Company.

In a Conversion Transaction, the MHC would merge with and into the Stock Savings Bank or the Holding Company (at the discretion of the MHC), and certain depositors of the Stock Savings Bank would receive the right to subscribe for a number of shares of common stock of the new stock holding company formed in connection with the Conversion Transaction, as determined by the formula set forth in the following paragraphs. The additional shares of Common Stock of the new Holding Company issued in the Conversion Transaction would be sold at their aggregate pro forma market value determined by an independent appraisal.

Any Conversion Transaction shall be fair and equitable to Minority Stockholders. In any Conversion Transaction, Minority Stockholders, if any, will be entitled to maintain the same percentage ownership interest in the new Holding Company after the Conversion Transaction as their ownership interest in the Holding Company immediately prior to the Conversion Transaction (i.e., the Minority Ownership Interest), subject only to the adjustments (if required by federal or state law, regulation, or regulatory policy) to reflect the market value of assets of the MHC (other than common stock of the Holding Company).

At the sole discretion of the Board of Directors of the MHC and the Holding Company, a Conversion Transaction may be effected in any other manner necessary to qualify the Conversion Transaction as a tax-free reorganization under applicable federal and state tax laws, provided such Conversion Transaction does not diminish the rights and ownership interest of Minority Stockholders as set forth in the preceding paragraphs.

A Conversion Transaction would require the approval of applicable federal regulators and would be presented to a vote of the members of the MHC. Under current OTS policy, if a Conversion Transaction were to occur, the transaction would also require the approval of a majority of the holders of the Common Stock, other than the MHC. In addition, federal regulatory policy requires that in any Conversion Transaction, the members of the MHC be accorded the same stock purchase priorities as if the MHC were a mutual savings association converting to stock form.

(i)	Applications and Regulatory and Member Approval

The Savings Bank will take the necessary steps to prepare and file the Notices of Reorganization, including the Plan, together with all requisite material, with the OTS for approval. Once the Notices of Reorganization are filed, the Savings Bank will cause to be published, in accordance with the requirements of applicable regulations of the OTS, notices of the filing of the Notices of Reorganization with the OTS.

As soon as practicable after the adoption of the Plan by the Board of Directors of the Savings Bank, the proposed Board of Directors of the Holding Company shall adopt the Plan and the funding of the Foundation by at least a two-thirds vote. The proposed Board of Directors of the Holding Company shall cause to be submitted to the OTS such applications as may be required for approval of the Holding Company’s acquisition of the Savings Bank and a Registration Statement with the SEC to register the Common Stock under the Securities Act of 1933, as amended. The proposed Board of Directors of the Holding Company shall also register or qualify the Common Stock under any applicable state securities laws, subject to Section 13 hereof.

Promptly following receipt of requisite approval of the OTS, the Plan and the funding of the Foundation will be submitted to the Voting Members for their consideration and approval at the Special Meeting. The Savings Bank may, at its option, mail to all Voting Members, at their last known address appearing on the records of the Savings Bank, a proxy statement in either long or, to the extent permitted by applicable laws and regulations, summary form describing the Plan, which will be submitted to a vote of the Voting Members at the Special Meeting. If the Plan and the funding of the Foundation are approved by the affirmative vote of a majority of the total number of votes eligible to be cast by Voting Members at the Special Meeting, the Savings Bank shall take all other necessary organizational steps pursuant to applicable laws and regulations to amend its charter and bylaws to authorize the issuance of its capital stock to the Holding Company and the funding of the Foundation at the time the Reorganization is consummated.

(j)	Expenses

The Holding Company and the Savings Bank may retain and pay for the services of financial and other advisors and investment bankers to assist in connection with any or all aspects of the Reorganization, including in connection with the Offerings, the payment of fees to brokers for assisting Persons in completing and/or submitting Order Forms. The Savings Bank shall use its best efforts to ensure that all fees, expenses, retainers and similar items shall be reasonable.

3A.	ESTABLISHMENT AND FUNDING OF CHARITABLE FOUNDATION.

As part of the Reorganization, the Savings Bank intends to establish the Foundation which is intended to qualify as an exempt organization under Section 501(c)(3) of the Code and to donate to the Foundation from authorized but unissued shares of Holding Company Common Stock an amount up to 2% of the number of shares of Holding Company Common Stock sold in the Offerings and issued to the MHC in the Reorganization. The Savings Bank also may make a contribution of cash or marketable securities to the Foundation as determined by the Board of Directors. The Foundation is being formed in connection with the Reorganization to complement the Savings Bank’s existing community reinvestment activities and to share with the Savings Bank’s local community a part of the Savings Bank’s financial success as a locally headquartered, community minded, financial services institution. The funding of the Foundation with Holding Company Common Stock accomplishes this goal as it enables the community to share in the growth and profitability of the Holding Company and the Savings Bank over the long-term.

The Foundation will be dedicated to the promotion of charitable purposes within the Savings Bank’s community. The Foundation will annually distribute total grants to assist charitable organizations or to fund projects within its local community of not less than 5% of the average fair value of Foundation assets each year, less certain expenses. To serve the purposes for which it was formed and maintain its Section 501(c)(3) qualification, the Foundation may sell, on an annual basis, a limited portion of the Holding Company Common Stock contributed to it by the Holding Company.

The Board of Directors of the Foundation will be comprised of individuals who are Officers and/or Directors of the Holding Company or the Savings Bank. Additionally, for at least five years after the Foundation’s organization, one member of the Foundation’s Board of Directors must be: (i) a member of the local community that is not an officer, director or employee of the MHC, the Holding Company, the Savings Bank or any of its Affiliates and who has experience with local charitable organizations and grant making; and (ii) a member of the Board of Directors of the MHC, the Holding Company, the Savings Bank or any of its Affiliates. The Board of Directors of the Foundation will be responsible for establishing the policies of the Foundation with respect to grants or donations, consistent with the stated purposes of the Foundation.

4.	TOTAL NUMBER OF SHARES AND PURCHASE PRICE OF COMMON STOCK.

(a) The aggregate price at which shares of Common Stock shall be sold in the Offerings shall be based on a pro forma valuation of the aggregate market value of the Common Stock prepared by the Independent Appraiser. The valuation shall be based on financial information relating to the Holding Company and the Savings Bank, market, financial and economic conditions, a comparison of the Holding Company and the Savings Bank with selected publicly-held financial institutions and holding companies and with comparable financial institutions and holding companies and such other factors as the Independent Appraiser may deem to be important, including, but not limited to, the projected operating results and financial condition of the Holding Company and Savings Bank. The valuation shall be stated in terms of an Estimated Price Range, the maximum of which shall be no more than 15% above the average of the minimum and maximum of such price range and the minimum of which shall be no more than 15% below such average. The valuation shall be updated during the Reorganization as market and financial conditions warrant and as may be required by the OTS.

(b) Based upon the independent valuation, the Boards of Directors of the Holding Company and the Savings Bank shall fix the Purchase Price and the number of shares of Common Stock to be offered in the Offerings. The Purchase Price for the Common Stock shall be a uniform price determined in accordance with applicable OTS rules and regulations. The total number of shares of Common Stock to be issued in the Offerings shall be determined by the Boards of Directors of the Holding Company and the Savings Bank upon conclusion of the Offerings in consultation with the Independent Appraiser and any financial advisor or investment banker retained by the Holding Company and the Savings Bank in connection with such Offerings.

(c) Subject to the approval of the OTS, the Estimated Price Range may be increased or decreased to reflect market, financial and economic conditions before completion of the Reorganization or to fill the Order of the Tax-Qualified Employee Stock Benefit Plans, and under such circumstances the Holding Company and the Savings Bank may increase or decrease the total number of shares of Common Stock to be issued in the Reorganization to reflect any such change. Notwithstanding anything to the contrary contained in this Plan, no resolicitation of subscribers shall be required and subscribers shall not be permitted to modify or cancel their subscriptions unless the gross proceeds from the sale of the Common Stock in the Offerings are less than the minimum or more than 15% above the maximum of the Estimated Price Range set forth in the Prospectus. In the event of an increase in the total number of shares offered in the Offerings due to an increase in the Estimated Price Range, the priority of share allocation shall be as set forth in this Plan.

5.	SUBSCRIPTION RIGHTS OF ELIGIBLE ACCOUNT HOLDERS (FIRST PRIORITY).

(a) Each Eligible Account Holder shall receive, as first priority and without payment, Subscription Rights to purchase up to the greater of (i) $100,000 of Common Stock (or such maximum purchase limitation as may be established for the Community Offering and/or Syndicated Community Offering), (ii) one-tenth of 1% of the total offering of shares in the Subscription Offering, or (iii) 15 times the product (rounded down to the next whole number) obtained by multiplying the total number of shares of Common Stock offered in the Subscription Offering by a fraction, of which the numerator is the amount of the Qualifying Deposits of the Eligible Account Holder and the denominator is the total amount of all Qualifying Deposits of all Eligible Account Holders, in each case subject to Section 10 hereof.

(b) In the event of an oversubscription for shares of Common Stock pursuant to Section 5(a), available shares shall be allocated among subscribing Eligible Account Holders so as to permit each such Eligible Account Holder, to the extent possible, to purchase a number of shares which will make his or her total allocation equal to the lesser of the number of shares subscribed for or 100 shares. Any available shares remaining after each subscribing Eligible Account Holder has been allocated the lesser of the number of shares subscribed for or 100 shares shall be allocated among the subscribing Eligible Account Holders whose subscriptions remain unsatisfied in the proportion that the Qualifying Deposit of each such subscribing Eligible Account Holder bears to the total Qualifying Deposits of all such subscribing Eligible Account Holders whose orders are unfilled, provided that no fractional shares shall be issued.

Subscription Rights of Eligible Account Holders who are also directors or Officers of the Holding Company or the Savings Bank and their Associates shall be subordinated to those of other Eligible Account Holders to the extent that they are attributable to increased deposits during the one-year period preceding the Eligibility Record Date.

6.	SUBSCRIPTION RIGHTS OF TAX-QUALIFIED EMPLOYEE STOCK BENEFIT PLANS (SECOND PRIORITY).

Tax-Qualified Employee Stock Benefit Plans shall receive, without payment, Subscription Rights to purchase in the aggregate up to 10% of the Common Stock. The subscription rights granted to Tax-Qualified Employee Stock Benefit Plans shall be subject to the availability of shares of Common Stock after taking into account the shares of Common Stock purchased by Eligible Account Holders; provided, however, that if the total number of shares of Common Stock is increased to any amount greater than the number of shares representing the maximum of the Estimated Price Range as set forth in the Prospectus (“Maximum Shares”), the ESOP shall have a priority right to purchase any such shares exceeding the Maximum Shares. Shares of Common Stock purchased by any individual participant (“Plan Participant”) in a Tax-Qualified Employee Stock Benefit Plan using funds therein pursuant to the exercise of subscription rights granted to such Participant in his individual capacity as an Eligible Account Holder and/or supplemental Eligible Account Holder and/or purchases by such Plan Participant in the Community Offering shall not be deemed to be purchases by a Tax-Qualified Employee Stock Benefit Plan for purposes of calculating the maximum amount of Common Stock that Tax-Qualified Employee Stock Benefit Plans may purchase pursuant to the first sentence of this Section 6 if the individual Plan Participant controls or directs the investment authority with respect to such account or subaccount. Consistent with applicable laws and regulations and policies and practices of the OTS, the Tax-Qualified Employee Stock Benefit Plans may use funds contributed by the Holding Company or the Savings Bank and/or borrowed from an independent financial institution to exercise such Subscription Rights, and the Holding Company and the Savings Bank may make scheduled discretionary contributions thereto, provided that such contributions do not cause the Savings Bank to fail to meet any applicable regulatory capital requirement. The Tax-Qualified Employee Stock Benefit Plans may, in whole or in part, fill their orders through open market purchases subsequent to the closing of the Offerings.

The Tax-Qualified Employee Stock Benefit Plans shall not be deemed to be an Associate or Affiliate of, or Person Acting in Concert with, any Management Person.

7.	SUBSCRIPTION RIGHTS OF SUPPLEMENTAL ELIGIBLE ACCOUNT HOLDERS (THIRD PRIORITY).

(a) In the event that the Eligibility Record Date is more than 15 months before the date of OTS approval of the Plan, then, and only in that event, a Supplemental Eligibility Record Date shall be set and each Supplemental Eligible Account Holder shall receive, without payment, Subscription Rights to purchase up to the greater of (i) $100,000 of Common Stock (or such maximum purchase limitation as may be established for the Community Offering and/or Syndicated Community Offering), (ii) one-tenth of 1% of the total offering of shares in the Subscription Offering and (iii) 15 times the product (rounded down to the next whole number) obtained by multiplying the total number of shares of Common Stock offered in the Subscription Offering by a fraction, of which the numerator is the amount of the Qualifying Deposits of the Supplemental Eligible Account Holder and the denominator is the total amount of all Qualifying Deposits of all Supplemental Eligible Account Holders, in each case subject to Section 10 hereof and the availability of shares of Common Stock for purchase after taking into account the shares of Common Stock purchased by Eligible Account Holders and Tax-Qualified Employee Stock Benefit Plans through the exercise of Subscription Rights under Sections 5 and 6 hereof.

(b) In the event of an oversubscription for shares of Common Stock pursuant to Section 7(a), available shares shall be allocated among subscribing Supplemental Eligible Account Holders so as to permit each such Supplemental Eligible Account Holder, to the extent possible, to purchase a number of shares sufficient to make his or her total allocation (including the number of shares, if any, allocated in accordance with Section 5(a)) equal to the lesser of the number of shares subscribed for or 100 shares. Any remaining available shares shall be allocated among subscribing Supplemental Eligible Account Holders whose subscriptions remain unsatisfied in the proportion that the amount of their respective Qualifying Deposits bears to the total amount of the Qualifying Deposits of all such subscribing Supplemental Eligible Account Holders whose orders are unfilled, provided that no fractional shares shall be issued.

8.	SUBSCRIPTION RIGHTS OF OTHER MEMBERS (FOURTH PRIORITY).

(a) Each Other Member shall receive, without payment, Subscription Rights to purchase up to the greater of (i) $100,000 of Common Stock (or such maximum purchase limitation as may be established for the Community Offering and/or Syndicated Community Offering) and (ii) one-tenth of 1% of the total offering of shares in the Subscription Offering, subject to Section 10 hereof and the availability of shares of Common Stock for purchase after taking into account the shares of Common Stock purchased by Eligible Account Holders, Tax-Qualified Employee Stock Benefit Plans and Supplemental Eligible Account Holders, if any, through the exercise of Subscription Rights under Sections 5, 6 and 7 hereof.

(b) If, pursuant to this Section 8, Other Members subscribe for a number of shares of Common Stock in excess of the total number of shares of Common Stock remaining, available shares shall be allocated among subscribing Other Members so as to permit each such Other Member, to the extent possible, to purchase a number of shares which will make his or her total allocation equal to the lesser of the number of shares subscribed for or 100 shares. Any remaining available shares shall be allocated among subscribing Other Members whose subscriptions remain unsatisfied on a pro rata basis in the same proportion as each such Other Member’s subscription bears to the total subscriptions of all such subscribing Other Members, provided that no fractional shares shall be issued.

9.	COMMUNITY OFFERING, SYNDICATED COMMUNITY OFFERING, PUBLIC OFFERING AND OTHER OFFERINGS.

(a) If less than the total number of shares of Common Stock offered by the Holding Company are sold in the Subscription Offering, it is anticipated that all remaining shares of Common Stock shall, if practicable, be sold in a Community Offering. Subject to the requirements set forth herein, the manner in which the Common Stock is sold in the Community Offering shall have as its objective the achievement of the widest possible distribution of such stock. The Holding Company and the Savings Bank may commence the Community Offering concurrently with, at any time during, or as soon as practicable after the end of, the Subscription Offering, and the Community Offering must be completed within 45 days after the completion of the Subscription Offering, unless extended by the Holding Company and the Savings Bank with any required regulatory approval.

(b) In the event of a Community Offering, all shares of Common Stock that are not subscribed for in the Subscription Offering shall be offered for sale by means of a direct community marketing program, which may provide for the use of brokers, dealers or investment banking firms experienced in the sale of financial institution securities. Any available shares in excess of those not subscribed for in the Subscription Offering will be available for purchase by members of the general public to whom a Prospectus is delivered by the Holding Company or on its behalf, with preference given first to natural persons and trusts of natural persons residing in Belknap, Carroll and Strafford Counties, New Hampshire (“Preferred Subscribers”).

(c) A Prospectus and Order Form shall be furnished to such Persons as the Holding Company and the Savings Bank may select in connection with the Community Offering, and each order for Common Stock in the Community Offering shall be subject to the absolute right of the Holding Company and the Savings Bank to accept or reject any such order in whole or in part either at the time of receipt of an order or as soon as practicable following completion of the Community Offering. In the event of an oversubscription for shares in the Community Offering, available shares will be allocated first to each Preferred Subscriber whose order is accepted in an amount equal to the lesser of 100 shares or the number of shares subscribed for by each such Preferred Subscriber, if possible. Thereafter, unallocated shares shall be allocated among the Preferred Subscribers whose accepted orders remain unsatisfied on an equal number of shares basis per order until all available shares have been allocated, provided that no fractional shares shall be issued. If there are any shares remaining after all accepted orders by Preferred Subscribers have been satisfied, such remaining shares shall be allocated to other members of the general public who purchase in the Community Offering, applying the same allocation described above for Preferred Subscribers.

(d) No Person may purchase more than $100,000 of Common Stock in the Community Offering; provided, however, that this amount may be increased to up to 5% of the total offering of shares of Common Stock or decreased to less than $100,000, subject to any required regulatory approval but without the further approval of Members or the resolicitation of subscribers.

(e) Subject to such terms, conditions and procedures as may be determined by the Holding Company and the Savings Bank, all shares of Common Stock not subscribed for in the Subscription Offering or ordered in the Community Offering may be sold by a syndicate of broker-dealers to the general public in a Syndicated Community Offering. Each order for Common Stock in the Syndicated Community Offering shall be subject to the absolute right of the Holding Company and the Savings Bank to accept or reject any such order in whole or in part either at the time of receipt of an order or as soon as practicable after completion of the Syndicated Community Offering. The amount of Common Stock that any Person may purchase in the Syndicated Community Offering shall not exceed $100,000 of Common Stock, provided, however, that this amount may be increased to up to 5% of the total offering of shares of Common Stock or decreased to less than $100,000, subject to any required regulatory approval but without the further approval of Members or the resolicitation of subscribers; and provided further that, to the extent applicable, and subject to the limitations on purchases of Common Stock set forth in this Section 9(e) and Section 10 of this Plan, in the event of an oversubscription for shares in the Syndicated Community Offering, orders for Common Stock in the Syndicated Community Offering shall first be filled to a maximum of 2% of the total number of shares of Common Stock sold in the Offerings and thereafter any remaining shares shall be allocated on an equal number of shares basis per order until all available shares have been allocated, provided no fractional shares shall be issued. The Holding Company and the Savings Bank may commence the Syndicated Community Offering concurrently with, at any time during, or as soon as practicable after the end of, the Subscription Offering and/or Community Offering, and the Syndicated Community Offering must be completed within 45 days after the completion of the Subscription Offering, unless extended by the Holding Company and the Savings Bank with any required regulatory approval.

(f) The Holding Company and the Savings Bank may sell any shares of Common Stock remaining following the Subscription Offering and Community Offering in a Public Offering instead of a syndicated Community Offering. The provisions of Section 10 hereof shall not be applicable to the sales to underwriters for purposes of the Public Offering but shall be applicable to sales by the underwriters to the public. The price to be paid by the underwriters in such an offering shall be equal to the Purchase Price less an underwriting discount to be negotiated among such underwriters and the Savings Bank and the Holding Company, subject to any required regulatory approval or consent.

(g) If, for any reason, a Syndicated Community Offering or Public Offering of shares of Common Stock not sold in the Subscription Offering and the Community Offering cannot be effected, or if any insignificant residue of shares of Common Stock is not sold in the Offerings, the Holding Company and the Savings Bank shall use their best efforts to obtain other purchasers for such shares in such manner and upon such conditions as may be satisfactory to the OTS.

10.	LIMITATIONS ON SUBSCRIPTIONS AND PURCHASES OF COMMON STOCK.

The following limitations shall apply to all purchases of Common Stock in the Offerings:

(a) The aggregate amount of outstanding Common Stock owned or controlled by persons other than the MHC at the close of the Offerings shall be less than 50% of the Holding Company’s total outstanding Common Stock.

(b) Except in the case of Tax-Qualified Employee Stock Benefit Plans in the aggregate, as set forth in Section 10(e) hereof and in addition to the other restrictions and limitations set forth herein, no Person may subscribe for or purchase more than $100,000 of Common Stock in the Offerings and no Person together with any Associates, or Persons otherwise Acting in Concert may, directly or indirectly, subscribe for or purchase more than $125,000 of Common Stock in the Offerings.

(c) No Person may purchase fewer than 25 shares of Common Stock in the Offerings, to the extent such shares are available; provided, however, that if the Purchase Price is greater than $20.00 per share, such minimum number of shares shall be adjusted so that the aggregate Purchase Price for such minimum shares will not exceed $500.00.

(d) The aggregate amount of Common Stock acquired in the Offerings by any Non-Tax-Qualified Employee Stock Benefit Plan or any Management Person and his or her Associates, exclusive of any Common Stock acquired by such plan or Management Person and his or her Associates in the secondary market, shall not exceed 4.9% of (i) the outstanding shares of Common Stock at the conclusion of the Offerings or (ii) the stockholders’ equity of the Holding Company at the conclusion of the Offerings. In calculating the number of shares held by any Management Person and his or her Associates under this paragraph, shares held by any Tax-Qualified Employee Stock Benefit Plan or Non-Tax-Qualified Employee Stock Benefit Plan of the Holding Company or the Savings Bank that are attributable to such Person shall not be counted.

(e) The aggregate amount of Common Stock acquired in the Offerings by any one or more Tax-Qualified Employee Stock Benefit Plans, exclusive of any shares of Common Stock acquired by such plans in the secondary market, shall not exceed 4.9% of (i) the outstanding shares of Common Stock at the conclusion of the Offerings or (ii) the stockholders’ equity of the Holding Company at the conclusion of the Offerings.

(f) The aggregate amount of Common Stock acquired in the Offerings by all stock benefit plans of the Holding Company or the Savings Bank, other than employee stock ownership plans, shall not exceed 25% of the outstanding common stock of the Holding Company held by persons other than the MHC.

(g) The aggregate amount of Common Stock acquired in the Offerings by all Non-Tax-Qualified Employee Stock Benefit Plans or Management Persons and their Associates, exclusive of any Common Stock acquired by such plans or Management Persons and their Associates in the secondary market, shall not exceed 33% of (i) the outstanding shares of Common Stock held by persons other than the MHC at the conclusion of the Offerings or (ii) the stockholders’ equity of the Holding Company held by persons other than the MHC at the conclusion of the Offerings. In calculating the number of shares held by Management Persons and their Associates under this paragraph, shares held by any Tax-Qualified Employee Stock Benefit Plan or Non-Tax-Qualified Employee Stock Benefit Plan that are attributable to such persons shall not be counted.

(h) For purposes of the foregoing limitations and the determination of Subscription Rights, (i) directors, Officers and employees of the MHC, the Holding Company, the Savings Bank or their subsidiaries shall not be deemed to be Associates or a group Acting in Concert solely as a result of their capacities as such, (ii) shares purchased by Tax-Qualified Employee Stock Benefit Plans shall not be attributable to the individual trustees or beneficiaries of any such plan for purposes of determining compliance with the limitations set forth in Section 10(b) hereof, and (iii) shares purchased by a Tax-Qualified Employee Stock Benefit Plan pursuant to instructions of an individual in an account in such plan in which the individual has the right to direct the investment, including any plan of the Savings Bank qualified under Section 401(k) of the Code, shall be aggregated and included in that individual’s purchases and not attributed to the Tax-Qualified Employee Stock Benefit Plan.

(i) Subject to any required regulatory approval and the requirements of applicable laws and regulations, but without further approval of the Members or the resolicitation of subscribers, the Holding Company and the Savings Bank may increase or decrease any of the individual or aggregate purchase limitations set forth herein to a percentage which does not exceed 5% of the total offering of shares of Common Stock in the Offerings whether prior to, during or after the Subscription Offering, Community Offering and/or Syndicated Community Offering. If an individual purchase limitation is increased after commencement of the Subscription Offering or any other offering, the Holding Company and the Savings Bank shall permit any Person who subscribed for the maximum number of shares of Common Stock to purchase an additional number of shares, so that such Person shall be permitted to subscribe for the then maximum number of shares permitted to be subscribed for by such Person, subject to the rights and preferences of any Person who has priority Subscription Rights. If any of the individual or aggregate purchase limitations are decreased after commencement of the Subscription Offering or any other offering, the orders of any Person who subscribed for more than the new purchase limitation shall be decreased by the minimum amount necessary so that such Person shall be in compliance with the then maximum number of shares permitted to be subscribed for by such Person. In the event the maximum purchase limitation is increased to 5% of the shares sold in the Offerings, such limitation may be further increased to 9.99%, provided that orders for Common Stock exceeding 5% of the Shares of Common Stock sold in the Offerings shall not exceed in the aggregate 10% of the total shares of Common Stock sold in the Offerings.

(j) The Holding Company and the Savings Bank shall have the right to take all such action as they may, in their sole discretion, deem necessary, appropriate or advisable to monitor and enforce the terms, conditions, limitations and restrictions contained in this Section 10 and elsewhere in this Plan and the terms, conditions and representations contained in the Order Form, including, but not limited to, the absolute right (subject only to any necessary regulatory approvals or concurrences) to reject, limit or revoke acceptance of any subscription or order and to delay, terminate or refuse to consummate any sale of Common Stock that they believe might violate, or is designed to, or is any part of a plan to, evade or circumvent such terms, conditions, limitations, restrictions and representations. Any such action shall be final, conclusive and binding on all persons, and the MHC, the Holding Company and the Savings Bank and their respective Boards shall be free from any liability to any Person on account of any such action.

11.	TIMING OF SUBSCRIPTION OFFERING; MANNER OF EXERCISING SUBSCRIPTION RIGHTS AND ORDER FORMS.

(a) The Offerings shall be conducted in compliance with Securities Act of 1933, as amended, and, to the extent applicable, Form OC. The Subscription Offering may be commenced concurrently with or at any time after the mailing of the Proxy Statement. The Subscription Offering may be closed before the Special Meeting, provided that the offer and sale of the Common Stock shall be conditioned upon the approval of the Plan and funding of the Foundation by the Voting Members at the Special Meeting.

(b) The exact timing of the commencement of the Subscription Offering shall be determined by the Holding Company and the Savings Bank in consultation with the Independent Appraiser and any financial or advisory or investment banking firm retained by them in connection with the Reorganization. The Holding Company and the Savings Bank may consider a number of factors, including, but not limited to, their current and projected future earnings, local and national economic conditions, and the prevailing market for stocks in general and stocks of financial institutions in particular. The Holding Company and the Savings Bank shall have the right to withdraw, terminate, suspend, delay, revoke or modify any such Subscription Offering, at any time and from time to time, as they in their sole discretion may determine, without liability to any Person, subject to compliance with applicable securities laws and any necessary regulatory approval or concurrence.

(c) Promptly after the SEC has declared the Registration Statement, which includes the Prospectus, effective and all required regulatory approvals have been obtained, the Holding Company and the Savings Bank shall, distribute or make available the Prospectus, together with Order Forms for the purchase of Common Stock, to all Participants for the purpose of enabling them to exercise their respective Subscription Rights, subject to Section 13 hereof.

(d) A single Order Form for all Deposit Accounts maintained with the Savings Bank by an Eligible Account Holder and any Supplemental Eligible Account Holder may be furnished, irrespective of the number of Deposit Accounts maintained with the Savings Bank on the Eligibility Record Date and Supplemental Eligibility Record Date, respectively. No person holding a Subscription Right may exceed any otherwise applicable purchase limitation by submitting multiple orders for Common Stock. Multiple orders are subject to adjustment, as appropriate, on a pro rata basis and deposit balances will be divided equally among such orders in allocating shares in the event of an oversubscription.

(e) The recipient of an Order Form shall have no less than 20 days and no more than 45 days from the date of mailing of the Order Form (with the exact termination date to be set forth on the Order Form) to properly complete and execute the Order Form and deliver it to the Holding Company and the Savings Bank. The Holding Company and the Savings Bank may extend such period by such amount of time as they determine is appropriate. Failure of any Participant to deliver a properly executed Order Form to the Holding Company and the Savings Bank, along with full payment (or authorization for full payment by withdrawal) for the shares of Common Stock subscribed for, within the time limits prescribed, shall be deemed a waiver and release by such person of any rights to subscribe for shares of Common Stock. Each Participant shall be required to confirm to the Holding Company and the Savings Bank by executing an Order Form that such Person has fully complied with all of the terms, conditions, limitations and restrictions in the Plan.

(f) The Holding Company and the Savings Bank shall have the absolute right, in their sole discretion and without liability to any Participant or other Person, to reject any Order Form, including, but not limited to, any Order Form that is (i) improperly completed or executed; (ii) not timely received; (iii) not accompanied by the proper and full payment (or authorization of withdrawal for full payment) or, in the case of institutional investors in the Community Offering, not accompanied by an irrevocable order together with a legally binding commitment to pay the full amount of the purchase price before 48 hours before the completion of the Offerings; or (iv) submitted by a Person whose representations the Holding Company and the Savings Bank believe to be false or who they otherwise believe, either alone, or Acting in Concert with others, is violating, evading or circumventing, or intends to violate, evade or circumvent, the terms and conditions of the Plan. Furthermore, in the event Order Forms (i) are not delivered and are returned to the Savings Bank by the United States Postal Service or the Savings Bank is unable to locate the addressee, or (ii) are not mailed pursuant to a “no mail” order placed in effect by the account holder, the Subscription Rights of the Person to which such rights have been granted will lapse as though such Person failed to return the contemplated Order Form within the time period specified thereon. The Holding Company and the Savings Bank may, but will not be required to, waive any irregularity on any Order Form or may require the submission of corrected Order Forms or the remittance of full payment for shares of Common Stock by such date as they may specify. The interpretation of the Holding Company and the Savings Bank of the terms and conditions of the Order Forms shall be final and conclusive.

12.	PAYMENT FOR COMMON STOCK.

(a) Payment for shares of Common Stock subscribed for by Participants in the Subscription Offering and payment for shares of Common Stock ordered by Persons in the Community Offering shall be equal to the Purchase Price multiplied by the number of shares that are being subscribed for or ordered, respectively. Such payment may be made in cash, if delivered in person, or by check, bank draft or money order at the time the Order Form is delivered to the Savings Bank, provided that checks will only be accepted subject to collection. The Savings Bank may, in its sole discretion, permit institutional investors to submit irrevocable orders together with the legally binding commitment for payment and to thereafter pay for such shares of common stock for which they subscribe in the community offering at any time prior to the 48 hours before the completion of the reorganization. The Savings Bank, in its sole and absolute discretion, may also elect to receive payment for shares of Common Stock by wire transfer. In addition, the Holding Company and the Savings Bank may elect to provide Participants and/or other Persons who have a Deposit Account with the Savings Bank the opportunity to pay for shares of Common Stock by authorizing the Savings Bank to withdraw from such Deposit Account an amount equal to the aggregate Purchase Price of such shares. Payment may also be made by a Participant using funds held for such Participant’s benefit by a Savings Bank Benefit Plan to the extent that such plan allows participants or any related trust established for the benefit of such participants to direct that some or all of their individual accounts or sub-accounts be invested in Common Stock.

(b) Notwithstanding the above, if the Tax-Qualified Employee Stock Benefit Plans subscribe for shares during the Subscription Offering, such plans will not be required to pay for the shares at the time they subscribe but rather may pay for such shares of Common Stock subscribed for by such plans at the Purchase Price upon consummation of the Stock Offering, provided that, in the case of the employee stock ownership plan, there is in force from the time of its subscription until the consummation of the Stock Offering, a loan commitment to lend to the employee stock ownership plan, at such time, the aggregate price of the shares for which it subscribed.

(c) If a Participant or other Person authorizes the Savings Bank to withdraw the amount of the Purchase Price from his or her Deposit Account, the Savings Bank shall have the right to make such withdrawal or to freeze funds equal to the aggregate Purchase Price upon receipt of the Order Form.

Notwithstanding any regulatory provisions regarding penalties for early withdrawals from certificate accounts, the Savings Bank may allow payment by means of withdrawal from certificate accounts without the assessment of such penalties. In the case of an early withdrawal of only a portion of such account, the certificate evidencing such account shall be canceled if any applicable minimum balance requirement ceases to be met. In such case, the remaining balance will earn interest at the regular passbook rate. However, where any applicable minimum balance is maintained in such certificate account, the rate of return on the balance of the certificate account shall remain the same as prior to such early withdrawal. This waiver of the early withdrawal penalty applies only to withdrawals made in connection with the purchase of Common Stock and is entirely within the discretion of the Holding Company and the Savings Bank.

(d) The subscription funds will be held by the Savings Bank or, in the Savings Bank’s discretion, in an escrow account at an unaffiliated financial institution. The Holding Company shall pay interest, at not less than the Savings Bank’s passbook rate, for all amounts paid in cash, by check, bank draft or money order to purchase shares of Common Stock in the Subscription Offering and the Community Offering from the date payment is received until the date the Reorganization is completed or terminated.

(e) The Holding Company will not offer or sell any of the Common Stock proposed to be issued to any Person whose purchase would be financed by funds loaned, directly or indirectly, to the Person by the Savings Bank.

(f) Each share of Common Stock shall be non-assessable upon payment in full of the Purchase Price.

13.	ACCOUNT HOLDERS IN NONQUALIFIED STATES OR FOREIGN COUNTRIES.

The Holding Company and the Savings Bank shall make reasonable efforts to comply with the securities laws of all jurisdictions in the United States in which Participants reside. However, no Participant will be offered or receive any Common Stock under the Plan if such Participant resides in a foreign country or resides in a jurisdiction of the United States with respect to which any of the following apply: (a) there are few Participants otherwise eligible to subscribe for shares under this Plan who reside in such jurisdiction; (b) the granting of Subscription Rights or the offer or sale of shares of Common Stock to such Participants would require any of the Holding Company or the Savings Bank or their respective directors and Officers, under the laws of such jurisdiction, to register as a broker-dealer, salesman or selling agent or to register or otherwise qualify the Common Stock for sale in such jurisdiction, or any of the Holding Company or the Savings Bank would be required to qualify as a foreign corporation or file a consent to service of process in such jurisdiction; or (c) such registration, qualification or filing in the judgment of the Holding Company and the Savings Bank would be impracticable or unduly burdensome for reasons of cost or otherwise.

14.	VOTING RIGHTS OF STOCKHOLDERS.

Following consummation of the Reorganization, voting rights with respect to the Savings Bank shall be held and exercised exclusively by the Holding Company as holder of all of the Savings Bank’s outstanding voting capital stock, voting rights with respect to the Holding Company shall be held and exercised exclusively by the holders of the Holding Company’s voting capital stock, and voting rights with respect to the MHC shall be held and exercised exclusively by its Members.

15.	TRANSFER OF DEPOSIT ACCOUNTS.

Each Deposit Account in the Savings Bank at the time of the consummation of the Reorganization shall become, without further action by the holder, a Deposit Account in the Savings Bank equivalent in withdrawable amount to the withdrawal value (as adjusted to give effect to any withdrawal made for the purchase of Common Stock), and subject to the same terms and conditions (except as to voting and liquidation rights) as such Deposit Account in the Savings Bank immediately preceding consummation of the Reorganization. Holders of Deposit Accounts in the Savings Bank shall not, as such holders, have any voting rights.

16.	REQUIREMENTS FOLLOWING THE REORGANIZATION FOR REGISTRATION, MARKET MAKING AND STOCK EXCHANGE LISTING.

In connection with the Reorganization, the Holding Company shall register the Common Stock pursuant to Section 12 of the Securities Exchange Act of 1934, as amended, and shall undertake not to deregister such stock for a period of three years thereafter. The Holding Company also shall use its best efforts to (i) encourage and assist a market maker to establish and maintain a market for the Common Stock, and (ii) list the Common Stock on a national or regional securities exchange or to have quotations for such stock disseminated on the Nasdaq Stock Market.

17.	COMPLETION OF THE STOCK OFFERING.

The Offerings will be terminated if not completed within 90 days of the date of approval of the Plan by the OTS, unless the extension is approved by the OTS.

18.	DIRECTORS AND OFFICERS OF THE SAVINGS BANK.

Each person serving as a director or Officer of the Savings Bank at the time of the adoption of the Plan of Reorganization shall continue to serve as a director or Officer of the Savings Bank for the balance of the term for which the person was elected prior to the adoption of the Plan of Reorganization, and until a successor is elected and qualified.

19.	REQUIREMENTS FOR STOCK PURCHASES BY DIRECTORS AND OFFICERS FOLLOWING THE REORGANIZATION.

For a period of three years following the Reorganization, the directors and Officers of the Holding Company and the Savings Bank and their Associates may not purchase Common Stock, without the prior written approval of the OTS, except from a broker-dealer registered with the SEC. This prohibition shall not apply, however, to (i) a negotiated transaction involving more than 1% of the outstanding Common Stock, and (ii) purchases of stock made by and held by any Tax-Qualified Employee Stock Benefit Plan (and purchases of stock made by and held by any Non-Tax-Qualified Employee Stock Benefit Plan following the receipt of shareholder approval of such plan) even if such Common Stock may be attributable to individual Officers or directors and their Associates. The foregoing restriction on purchases of Common Stock shall be in addition to any restrictions that may be imposed by federal and state securities laws.

20.	RESTRICTIONS ON TRANSFER OF STOCK.

All shares of Common Stock that are purchased by Persons other than directors and Officers of the Holding Company or the Savings Bank shall be transferable without restriction. Shares of Common

Stock purchased by directors and Officers of the Holding Company or the Savings Bank and their Associates on original issue from the Holding Company (by subscription or otherwise) shall be subject to the restriction that such shares shall not be sold or otherwise disposed of for value for a period of one year following the date of purchase, except for any disposition of such shares following the death of the original purchaser. The shares of Common Stock issued by the Holding Company to such directors and Officers and their Associates shall bear the following legend giving appropriate notice of such one-year restriction:

“The shares of stock evidenced by this Certificate are restricted as to transfer for a period of one year from the date of this Certificate pursuant to Part 575 of the Rules and Regulations of the Office of Thrift Supervision. These shares may not be sold during such one-year period without a legal opinion of counsel for the Company that said transfer is permissible under the provisions of applicable law and regulation. This restrictive legend shall be deemed null and void after one year from the date of this Certificate.”

In addition, the Holding Company shall give appropriate instructions to the transfer agent for the Holding Company with respect to the applicable restrictions relating to the transfer of restricted stock. Any shares issued at a later date as a stock dividend, stock split or otherwise with respect to any such restricted stock shall be subject to the same holding period restrictions as may then be applicable to such restricted stock. The foregoing restriction on transfer shall be in addition to any restrictions on transfer that may be imposed by federal and state securities laws.

21.	TAX RULINGS OR OPINIONS.

Consummation of the Reorganization is conditioned upon prior receipt by the Holding Company and the Savings Bank of either a ruling or an opinion of counsel with respect to federal tax laws to the effect that consummation of the transactions contemplated hereby will not result in a taxable reorganization under the provisions of the applicable codes or otherwise result in any adverse tax consequences to the Holding Company and the Savings Bank or to account holders receiving Subscription Rights before or after the Reorganization, except in each case to the extent, if any, that Subscription Rights are deemed to have fair market value on the date such rights are issued.

22.	STOCK COMPENSATION PLANS.

(a) The Holding Company and the Savings Bank are authorized to adopt Tax-Qualified Employee Stock Benefit Plans in connection with the Reorganization, including without limitation an employee stock ownership plan.

(b) Subsequent to the Reorganization, the Holding Company and the Savings Bank are authorized to adopt Non-Tax Qualified Employee Stock Benefit Plans, including without limitation, stock option plans and restricted stock plans, provided however that, with respect to any such plan, the total number of shares of common stock for which options may be granted and the total amount of common stock granted as restricted stock must not exceed the limitations set forth in Section 10 hereof. In addition, any such plan implemented during the one-year period subsequent to the date of consummation of the Reorganization: (i) shall be disclosed in the proxy solicitation materials for the Special Meeting of Members and in the Prospectus; (ii) in the case of stock option plans and employee recognition or grant plans, shall be submitted for approval by the holders of the Common Stock no earlier than six months following consummation of the Reorganization; and (iii) shall comply with all other applicable requirements of the OTS.

(c) Existing, as well as any newly-created, Tax-Qualified Employee Stock Benefit Plans may purchase shares of Common Stock in the Offerings, to the extent permitted by the terms of such benefit plans and this Plan.

(d) The Holding Company and the Savings Bank are authorized to enter into employment or severance agreements with their Officers.

23.	DIVIDEND AND REPURCHASE RESTRICTIONS ON STOCK.

The Holding Company may not declare or pay a cash dividend on its Common Stock if the effect thereof would cause the regulatory capital of the Savings Bank to be reduced below the amount required under § 567.2 of the OTS rules and regulations. Otherwise, the Holding Company may declare dividends or make other capital distributions in accordance with § 563b.520 of the OTS rules and regulations. Following completion of the Stock Offering, the Holding Company may repurchase its Common Stock consistent with § 563b.510 and § 563b.515 of the OTS rules and regulations relating to stock repurchases, as long as such repurchases do not cause the regulatory capital of the Savings Bank to be reduced below the amount required under the OTS rules and regulations. The MHC may from time to time purchase Common Stock of the Holding Company. Subject to any notice or approval requirements of the OTS under the OTS rules and regulations, the MHC may waive its right to receive dividends declared by the Holding Company.

24.	EFFECTIVE DATE.

The effective date of the Reorganization shall be the date of the closing of the sale of all shares of Common Stock. The closing of the sale of all shares of Common Stock sold in the Offerings shall occur simultaneously and shall be conditioned upon the prior receipt of all requisite regulatory and other approvals.

25.	AMENDMENT OR TERMINATION OF THE PLAN.

If deemed necessary or desirable by the Board of Directors of the Savings Bank, this Plan may be substantively amended, as a result of comments from regulatory authorities or otherwise, at any time before the solicitation of proxies from Members to vote on the Plan and at any time thereafter with the concurrence of the OTS. Any amendment to this Plan made after approval by the Members with the concurrence of the OTS shall not necessitate further approval by the Members unless otherwise required by the OTS. This Plan shall terminate if the sale of all shares of Common Stock is not completed within 24 months from the date of the Special Meeting. Before the Special Meeting, this Plan may be terminated by the Board of Directors of the Savings Bank without approval of the OTS. After the Special Meeting, the Board of Directors may terminate this Plan only with the concurrence of the OTS.

26.	INTERPRETATION OF THE PLAN.

All interpretations of this Plan and application of its provisions to particular circumstances by a majority of each of the Boards of Directors of the Holding Company and Savings Bank shall be final, subject to the authority of the OTS.

Exhibit A

Charter of Mutual Holding Company

FEDERAL MUTUAL HOLDING COMPANY CHARTER

FOR

PROFILE BANCORP MHC

Section 1. Corporate title. The name of the mutual holding company is Profile Bancorp MHC (the “Mutual Company”).

Section 2. Duration. The duration of the Mutual Company is perpetual.

Section 3. Purpose and powers. The purpose of the Mutual Company is to pursue any or all of the lawful objectives of a federal mutual savings and loan holding company chartered under section 10(o) of the Home Owners’ Loan Act, 12 U.S.C. 1467a(o), and to exercise all of the express, implied, and incidental powers conferred thereby and all acts amendatory thereof and supplemental thereto, subject to the Constitution and laws of the United States as they are now in effect, or as they may hereafter be amended, and subject to all lawful and applicable rules, regulations, and orders of the Office of Thrift Supervision (the “OTS”).

Section 4. Capital. The Mutual Company shall have no capital stock.

Section 5. Members. All holders of the savings, demand or other authorized accounts of Profile Bank, FSB (the “Bank”) are members of the Mutual Company. With respect to all questions requiring action by the members of the Mutual Company, each holder of an account in the Bank shall be permitted to cast one vote for each $100, or fraction thereof, of the withdrawal value of the member’s account. In addition, borrowers from the Bank as of July 26, 2007 shall be entitled to one vote for the period of time during which such borrowings are in existence. No member, however, shall cast more than one thousand votes. All accounts shall be nonassessable.

Section 6. Directors. The Mutual Company shall be under the direction of a board of directors. The authorized number of directors shall not be fewer than five nor more than fifteen, as fixed in the Mutual Company’s bylaws, except that the number of directors may be decreased to a number less than five or increased to a number greater than fifteen with the prior approval of the Director of the OTS or his or her delegate.

Section 7. Capital, surplus, and distribution of earnings. The Mutual Company shall distribute net earnings to account holders of the Bank on such basis and in accordance with such terms and conditions as may from time to time be authorized by the Director of the OTS; provided that the Mutual Company may establish minimum balance requirements for account holders to be eligible for distributions of earnings.

All holders of accounts of the Bank shall be entitled to equal distribution of assets of the Mutual Company, pro rata to the value of their accounts in the Bank, in the event of voluntary or involuntary liquidation, dissolution, or winding up of the Mutual Company.

A-1

Section 8. Amendment of Charter. Adoption of any preapproved charter amendment shall be effective after such preapproved amendment has been approved by the members at a legal meeting. Any other amendment, addition, change or repeal of this charter must be approved by the OTS prior to approval by the members at a legal meeting, and shall be effective upon filing with the OTS in accordance with regulatory procedures.

Attest:	PROFILE BANCORP MHC

By:
Christine Sowards		Kenneth A. Wilman, Jr.
Secretary		President

Attest:	OFFICE OF THRIFT SUPERVISION

By:
Secretary		Director

EFFECTIVE DATE: , 2007

A-2

Exhibit B

Bylaws of Mutual Holding Company

BYLAWS

OF

PROFILE BANCORP MHC

1. Annual meeting of members. The annual meeting of the members of Profile Bancorp MHC (the “Mutual Company”) for the election of directors and for the transaction of any other business of the Mutual Company shall be held, as designated by the board of directors, at a location within the state that constitutes the principal place of business of the Mutual Company, or at any other convenient place the board of directors may designate, on a day and time that is within 150 days after the end of the Mutual Company’s fiscal year. At each annual meeting, the officers shall make a full report of the financial condition of the Mutual Company and of its progress for the preceding year and shall outline a program for the succeeding year. Annual meetings shall be conducted by the chairman of the annual meeting in accordance with the written procedures agreed to by the board of directors. These written procedures will be available to members prior to and at the meeting to which the procedures apply.

2. Special meetings of members. Special meetings of the members of the Mutual Company may be called at any time by the president or the majority of the board of directors and shall be called by the president or the secretary upon the written request of members of record, holding in the aggregate at least 10% or more of the voting capital of the Mutual Company. For purposes of this Section 2, “voting capital” shall mean the maximum number of votes eligible to be cast at a legal meeting of members as determined at the most recent practicable date. Such written request shall state the purpose of the meeting and shall be delivered at the principal place of business of the Mutual Company addressed to the chairman of the board. The business which may be brought before and acted upon at any special meeting shall be limited to those matters specified by the board of directors or, in the case of a special meeting called by the members pursuant to this Section 2, those matters specified by such members in the written request delivered to the chairman of the board or the secretary. Special meetings shall be conducted by the chairman of the special meeting in accordance with written procedures agreed to by the board of directors.

3. Notice of meeting of members. Notice of each annual or special meeting shall be either published once a week for the two successive calendar weeks (in each instance on any day of the week) immediately prior to the week in which such meeting shall convene, in a newspaper printed in the English language and of general circulation in the city or county in which the principal place of business of the Mutual Company is located, or mailed postage-prepaid at least 15 days and not more than 45 days prior to the date on which such meeting shall convene, to each of its members of record at the last address appearing on the books of the Mutual Company. Such notice shall state the name of the Mutual Company, the place of the meeting, the date and time when it shall convene, and the matters to be considered. A similar notice shall be posted in a conspicuous place in each of the offices of Profile Bank, FSB (the “Bank”) during the 14 days immediately preceding the date on which such meeting shall convene. If any member, in person or by authorized attorney, shall waive in writing notice of any meeting of members, notice thereof need not be given to such member. When any meeting is adjourned for 30 days or more, notice of the adjournment and reconvening of the meeting shall be given as in the case of the original meeting.

4. Fixing of record date. For the purpose of determining members entitled to notice of or to vote at any meeting of members or any adjournment thereof, or in order to make a determination of members for any other proper purpose, the board of directors shall fix in advance a record date for any such determination of members. Such date shall be not more than 60 days nor fewer than 10 days prior to the date on which the action, requiring such determination of members, is to be taken. The member entitled to participate in any such action shall be the member of record on the books of the Mutual Company on such record date. The number of votes which each member shall be entitled to cast at any meeting of the members shall be determined from the books of the Mutual Company as of such record date. Any member of such record date who ceases to be a member prior to such meeting shall not be entitled to vote at that meeting. The same determination shall apply to any adjourned meeting.

5. Member quorum. Any number of members present and voting, represented in person or by proxy, at a regular or special meeting of the members shall constitute a quorum. A majority of all votes cast at any meeting of the members shall determine any question, unless otherwise required by regulation. Directors, however, are elected by a plurality of the votes cast at an election of directors. At any adjourned meeting, any business may be transacted which might have been transacted at the meeting as originally called. Members present at a duly constituted meeting may continue to transact business until adjournment.

6. Voting by proxy. Voting at any annual or special meeting of the members may be by proxy pursuant to the rules and regulations of the Office of Thrift Supervision (the “OTS”), provided, that no proxies shall be voted at any meeting unless such proxies shall have been placed on file with the secretary of the Mutual Company, for verification, prior to the convening of such meeting. Proxies may be given telephonically or electronically as long as the holder uses a procedure for verifying the identity of the member. All proxies with a term greater than eleven months or solicited at the expense of the Mutual Company must run to the board of directors as a whole, or to a committee appointed by a majority of such board. Accounts held by an administrator, executor, guardian, conservator or receiver may be voted in person or by proxy by such person. Accounts held by a trustee may be voted by such trustee either in person or by proxy, in accordance with the terms of the trust agreement, but no trustee shall be entitled to vote accounts without a transfer of such accounts into the trustee name. Accounts held in trust in an IRA or Keogh Account, however, may be voted by the Mutual Company if no other instructions are received. Joint accounts shall be entitled to no more than 1,000 votes, and any owner may cast all the votes unless the Mutual Company has otherwise been notified in writing.

7. Communication between members. Communication between members shall be subject to any applicable rules or regulations of the OTS. No member, however, shall have the right to inspect or copy any portion of any books or records of the Mutual Company or the Bank containing: (i) a list of depositors in or borrowers from the Bank; (ii) their addresses; (iii) individual deposit or loan balances or records; or (iv) any data from which such information could reasonably be constructed.

8. Number of directors, qualification and age limitation. The number of directors of the Mutual Company shall be seven (7), except where authorized by the OTS. Each director shall be a member of the Mutual Company. Directors shall be elected for periods of one to three years and until their successors are elected and qualified, but if a staggered board is chosen, provision shall be made for the election of approximately one-third or one-half of the board each year, as appropriate.

To be eligible to serve on the board of directors, each director shall at all times meet the requirements of this Section 8 and any director nominee shall meet such requirements at the time of nomination. Each director shall be required to reside within a county, or in a county contiguous to such county in the State of New Hampshire or a contiguous state, in which the Mutual Company or one of its direct or indirect subsidiaries maintains an office. No person who is a trustee, officer, agent, affiliate or director of any entity that competes with the Mutual Company or any of its direct or indirect subsidiaries or who owns or holds, directly or indirectly, 5% or more of the equity interests of such an entity shall be permitted to serve as a director. No person 70 years of age shall be eligible for election, re-election, appointment or reappointment to the board of directors; provided, however, that such age limitation shall not limit the ability of a director to complete the term in which such director attains the age of 70.

9. Meetings of the board. The board of directors shall meet at least quarterly at the principal place of business of the Mutual Company at an hour and date fixed by resolution of the board, provided that the place of meeting may be changed by the directors. Special meetings of the board may be held at any place specified in a notice of such meeting and shall be called by the secretary upon the written request of the chairman of the board or of three directors. All special meetings shall be held upon at least 24 hours written notice to each director unless notice is waived in writing before or after such meeting. Such notice shall state the place, date, time, and purposes of such meeting. A majority of the authorized directors shall constitute a quorum for the transaction of business. The act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the board. Action may be taken without a meeting if unanimous written consent is obtained for such action.

Members of the board of directors may participate in meetings by means of conference telephone or in similar communications equipment by which all persons participating in the meeting can hear and speak to each other.

The meetings shall be under the direction of a chairman, appointed annually by the board, or in the absence of the chairman, the meetings shall be under the direction of another member designated by the Board. Regular and special meetings of the board shall be conducted in accordance with the rules determined by the chairman.

10. Officers, employees and agents. Annually at the meeting of the board of directors of the Mutual Company following the annual meeting of the members of the Mutual Company, the board of directors shall elect a president, one or more vice presidents, a secretary, and a treasurer or comptroller; Provided, that the offices of president and secretary may not be held by the same person and the chief executive officer, the president or a vice president may also be the treasurer or comptroller. The board may appoint such additional officers, employees and agents as it may from time to time determine, including a chief executive officer. The board of directors may also designate the chairman of the board as an officer. The term of office of all officers shall be one year or until their respective successors are elected and qualified. Any officer may be removed at any time by the board with or without cause, but such removal, other than for cause, shall be without prejudice to the contractual rights, if any, of the person so removed. In the absence of designation from time to time of powers and duties by the board, the officers shall have such powers and duties as generally pertain to their respective offices.

11. Vacancies, resignation or removal of directors. Members of the Mutual Company shall elect directors by ballot: Provided, that in the event of a vacancy on the board between meetings of members, the board of directors may, by their affirmative vote, fill such vacancy, even if the remaining directors constitute less than a quorum. A director elected to fill a vacancy shall be elected to serve only until the next election of directors by the members. Any director may resign at any time by sending a written notice of such resignation to the office of the Mutual Company delivered to the secretary. Unless otherwise specified therein such resignation shall take effect upon receipt by the secretary. More than three consecutive absences from regular meetings of the board, unless excused by resolution of the board, shall automatically constitute a resignation, effective when such resignation is accepted by the board.

At a meeting of members called expressly for that purpose, directors or the entire board may be removed, only with cause, by a vote of the holders of a majority of the shares then entitled to vote at an election of directors.

12. Integrity of Directors. A person is not qualified to serve as director of the Mutual Company if he or she: (1) is under indictment for, or has ever been convicted of, a criminal offense involving dishonesty or breach of trust and the penalty for such offense could be imprisonment for more than one year, or (2) is a person against whom a banking agency has, within the past ten years, issued a cease and desist order for conduct involving dishonesty or breach of trust and that order is final and not subject to appeal, or (3) has been found either by a regulatory agency whose decision is final and not subject to appeal or by a court to have (i) breached a fiduciary duty involving personal profit, or (ii) committed a willful violation of any law, rule or regulation governing banking, securities, commodities or insurance, or any final cease and desist order issued by a banking, securities, commodities or insurance regulatory agency.

13. Powers of the board. The board of directors shall have the power:

(a)	By resolution, to appoint from among its members and remove an executive committee, which committee shall have and may exercise the powers of the board between the meetings of the board, but no such committee shall have the authority of the board to amend the charter or bylaws, adopt a plan of merger, consolidation, dissolution, or provide for the disposition of all or substantially all of the property and assets of the Mutual Company. Such committee shall not operate to relieve the board, or any member thereof, of any responsibility imposed by law;

(b)	To appoint and remove by resolution the members of such other committees as may be deemed necessary and prescribe the duties thereof;

(c)	To fix the compensation of directors, officers, and employees; and to remove any officer or employee at any time with or without cause;

(d)	To extend leniency and indulgence to borrowing members who are in distress and generally to compromise and settle any debts and claims;

(e)	To limit payments on capital which may be accepted;

(f)	To reject an application for an account or membership; and

(g)	To exercise any and all of the powers of the Mutual Company not expressly reserved by the charter to the members.

14. Execution of instruments, generally. All documents and instruments or writings of any nature shall be signed, executed, verified, acknowledged, and delivered by such officers, agents, or employees of the Mutual Company or any one of them and in such manner as from time to time may be determined by resolution of the board. All notes, drafts, acceptances, checks, endorsements, and all evidences of indebtedness of the Mutual Company whatsoever shall be signed by such officer or officers or such agent or agents of the Mutual Company and in such manner as the board may from time to time determine. Endorsements for deposit to the credit of the Mutual Company in any of its duly authorized depositories shall be made in such manner as the board may from time to time determine. Proxies to vote with respect to shares or accounts of other associations or stock of other corporations owned by, or standing in the name of, the Mutual Company may be executed and delivered from time to time on behalf of the Mutual Company by the president and the secretary of the Mutual Company or by any other persons so authorized by the board.

15. Nominating committee. The chairman, at least 30 days prior to the date of each annual meeting, shall appoint a nominating committee of three persons who are members of the Mutual Company. Such committee shall make nominations for directors in writing and deliver to the secretary such written nominations at least 15 days prior to the date of the annual meeting, which nominations shall then be posted in a prominent place in the principal place of business for the 15-day period prior to the date of the annual meeting, except in the case of a nominee substituted as a result of death or other incapacity. Provided such committee is appointed and makes such nominations, no nominations for directors except those made by the nominating committee shall be voted upon at the annual meeting unless other nominations by members are made in writing and delivered to the secretary of the Mutual Company at least 10 days prior to the date of the annual meeting, which nominations shall then be posted in a prominent place in the principal place of business for the 10-day period prior to the date of the annual meeting, except in the case of a nominee substituted as a result of death or other incapacity. Ballots bearing the names of all persons nominated by the nominating committee and by other members prior to the annual meeting shall be provided for use by the members at the annual meeting. If at any time the chairman shall fail to appoint such nominating committee, or the nominating committee shall fail or refuse to act at least 15 days prior to the annual meeting, nominations for directors may be made at the annual meeting by any member and shall be voted upon.

16. New business. Any new business to be taken up at the annual meeting, including any proposal to increase or decrease the number of directors of the Mutual Company, shall be stated in writing and filed with the secretary of the Mutual Company at least 30 days before the date of the annual meeting, and all business so stated, proposed, and filed shall be considered at the annual meeting; but no other proposal shall be acted upon at the annual meeting. Any member may make any other proposal at the annual meeting and the same may be discussed and considered; but unless stated in writing and filed with the secretary 30 days before the meeting, such proposal shall be laid over for action at an adjourned, special, or regular meeting of the members taking place at least 30 days thereafter. This provision shall not prevent the consideration and approval or disapproval at the annual meeting of the reports of officers and committees, but in connection with such reports no new business shall be acted upon at such annual meeting unless stated and filed as herein provided.

17. Seal. The seal shall be two concentric circles between which shall be the name of the Mutual Company. The year of incorporation, the word “incorporated,” or an emblem may appear in the center.

18. Indemnification. The Mutual Company shall indemnify all officers, directors and employees of the Mutual Company, and their heirs, executors and administrators, to the fullest extent permitted under federal law against all expenses and liabilities reasonably incurred by them in connection with or arising out of any action, suit or proceeding in which they may be involved by reason of their having been a director or officer of the Mutual Company, whether or not they continue to be a director or officer at the time of incurring such expenses or liabilities, such expenses and liabilities to include, but not be limited to, judgments, court costs and attorneys’ fees and the cost of reasonable settlements.

19. Amendment. Adoption of any bylaw amendment pursuant to Section 544.5 of the OTS’s regulations, as long as consistent with applicable law, rules and regulations, and which adequately addresses the subject and purpose of the stated bylaw section, shall be effective after (i) approval of the amendment by a majority vote of the authorized board, or by a vote of the members of the Mutual Company at a legal meeting; and (ii) receipt of any applicable regulatory approval. When the Mutual Company fails to meet its quorum requirement, solely due to vacancies on the board, the bylaws may be amended by an affirmative vote of a majority of the sitting board.

20. Age Limitation for Officers. No person 70 years of age shall be eligible for election, re-election, appointment or re-appointment as an officer of the Mutual Company following his or her 70th birthday unless specifically authorized by specific resolution of the board of directors.

Exhibit C

Charter of Stock Holding Company

FEDERAL MHC SUBSIDIARY HOLDING COMPANY CHARTER

FOR

PROFILE BANCORP, INC.

Section 1. Corporate Title.

The full corporate title of the MHC subsidiary holding company is Profile Bancorp, Inc. (the “Holding Company”).

Section 2. Domicile

The domicile of the Holding Company is in the County of Strafford, in the State of New Hampshire.

Section 3. Duration.

The duration of the Holding Company is perpetual.

Section 4. Purpose and Powers.

The purpose of the Holding Company is to pursue any or all of the lawful objectives of a federal mutual holding company chartered under Section 10(o) of the Home Owners’ Loan Act, 12 U.S.C. 1467a(o), and to exercise all the express, implied, and incidental powers conferred thereby and by all acts amendatory thereof and supplemental thereto, subject to the Constitution and laws of the United States as they are now in effect, or as they may hereafter be amended, and subject to all lawful and applicable rules, regulations, and orders of the Office of Thrift Supervision (“Office”).

Section 5. Capital Stock.

The total number of shares of all classes of the capital stock which the Holding Company has authority to issue is fifteen million shares (15,000,000), of which fourteen million shares (14,000,000) shall be common stock, par value $.01 per share, and of which one million shares (1,000,000) shall be preferred stock, par value $.01 per share. The shares may be issued from time to time as authorized by the Board of Directors without the approval of its shareholders except as otherwise provided in this Section 5 or to the extent that such approval is required by governing law, rule, or regulation. The consideration for the issuance of the shares shall be paid in full before their issuance and shall not be less than the par value. Neither promissory notes nor future services shall constitute payment or part payment for the issuance of shares of the Holding Company. The consideration for the shares shall be cash, tangible or intangible property (to the extent direct investment in such property would be permitted to the Holding Company), labor, or services actually performed for the Holding Company, or any combination of the foregoing. In the absence of actual fraud in the transaction, the value of such property, labor, or services, as determined by the Board of Directors of the Holding Company, shall be conclusive. Upon payment of such consideration, such shares shall be deemed to be fully paid and nonassessable. In the case of a stock dividend, that part of the retained earnings of the Holding Company that is transferred to common stock or paid-in capital accounts upon the issuance of shares as a stock dividend shall be deemed to be the consideration for their issuance.

Except for the initial offering of shares of the Holding Company, no shares of capital stock (including shares issuable upon conversion, exchange, or exercise of other securities) shall be issued, directly or indirectly, to officers, directors, or controlling persons (except for shares issued to the parent mutual holding company) of the Holding Company other than as part of a general public offering or as qualifying shares to a director, unless their issuance or the plan under which they would be issued has been approved by a majority of the total votes eligible to be cast at a legal meeting.

Nothing contained in this Section 5 (or in any supplementary sections hereto) shall entitle the holders of any class or series of capital stock to vote as a separate class or series or to more than one vote per share: Provided, that this restriction on voting separately by class or series shall not apply:

(i)	To any provision which would authorize the holders of preferred stock, voting as a class or series, to elect some members of the Board of Directors, less than a majority thereof, in the event of default in the payment of dividends on any class or series of preferred stock;

(ii)	To any provision which would require the holders of preferred stock, voting as a class or series, to approve the merger or consolidation of the Holding Company with another corporation or the sale, lease, or conveyance (other than by mortgage or pledge) of properties or business in exchange for securities of a corporation other than the Holding Company if the preferred stock is exchanged for securities of such other corporation: Provided, that no provision may require such approval for transactions undertaken with the assistance or pursuant to the direction of the Office or the Federal Deposit Insurance Corporation;

(iii)	To any amendment which would adversely change the specific terms of any class or series of capital stock as set forth in this Section 5 (or in any supplementary sections hereto), including any amendment which would create or enlarge any class or series ranking prior thereto in rights and preferences. An amendment which increases the number of authorized shares of any class or series of capital stock, or substitutes the surviving corporation in a merger or consolidation for the Holding Company, shall not be considered to be such an adverse change.

A description of the different classes and series (if any) of the Holding Company’s capital stock and a statement of the designations, and the relative rights, preferences, and limitations of the shares of each class of and series (if any) of capital stock are as follows:

A.	Common Stock. Except as provided in this Section 5 (or in any supplementary sections thereto) the holders of the common stock shall exclusively possess all voting power. Each holder of shares of common stock shall be entitled to one vote for each share held by each holder and there shall be no right to cumulate votes in an election of directors.

Whenever there shall have been paid, or declared and set aside for payment, to the holders of the outstanding shares of any class of stock having preference over the common stock as to the payment of dividends, the full amount of dividends and of sinking fund, retirement fund, or other retirement payments, if any, to which such holders are respectively entitled in preference to the common stock, then dividends may be paid on the common stock and on any class or series of stock entitled to participate therewith as to dividends out of any assets legally available for the payment of dividends.

In the event of any liquidation, dissolution, or winding up of the Holding Company, the holders of the common stock (and the holders of any class or series of stock entitled to participate with the common stock in the distribution of assets) shall be entitled to receive, in cash or in kind, the assets of the Holding Company available for distribution remaining after: (i) payment or provision for payment of the Holding Company’s debts and liabilities; (ii) distributions or provision for distributions in settlement of a liquidation account; and (iii) distributions or provisions for distributions to holders of any class or series of stock having preference over the common stock in the liquidation, dissolution, or winding up of the Holding Company. Each share of common stock shall have the same relative rights as and be identical in all respects with all the other shares of common stock.

B.	Preferred Stock. The Holding Company may provide in supplementary sections to its charter for one or more classes of preferred stock, which shall be separately identified. The shares of any class may be divided into and issued in series, with each series separately designated so as to distinguish the shares thereof from the shares of all other series and classes. The terms of each series shall be set forth in a supplementary section to the charter. All shares of the same class shall be identical except as to the following relative rights and preferences, as to which there may be variations between different series:

(a)	The distinctive serial designation and the number of shares constituting such series;

(b)	The dividend rate or the amount of dividends to be paid on the shares of such series, whether dividends shall be cumulative and, if so, from which date(s) the payment date(s) for dividends, and the participating or other special rights, if any, with respect to dividends;

(c)	The voting powers, full or limited, if any, of the shares of such series;

(d)	Whether the shares of such series shall be redeemable and, if so, the price(s) at which, and the terms and conditions on which, such shares may be redeemed;

(e)	The amount(s) payable upon the shares of such series in the event of voluntary or involuntary liquidation, dissolution, or winding up of the Holding Company;

(f)	Whether the shares of such series shall be entitled to the benefit of a sinking or retirement fund to be applied to the purchase or redemption of such shares, and if so entitled, the amount of such fund and the manner of its application, including the price(s) at which such shares may be redeemed or purchased through the application of such fund;

(g)	Whether the shares of such series shall be convertible into, or exchangeable for, shares of any other class or classes of stock of the Holding Company and, if so, the conversion price(s) or the rate(s) of exchange, and the adjustments thereof, if any, at which such conversion or exchange may be made, and any other terms and conditions of such conversion or exchange;

(h)	The price or other consideration for which the shares of such series shall be issued; and

(i)	Whether the shares of such series which are redeemed or converted shall have the status of authorized but unissued shares of serial preferred stock and whether such shares may be reissued as shares of the same or any other series of serial preferred stock.

Each share of each series of serial preferred stock shall have the same relative rights as and be identical in all respects with all the other shares of the same series.

The Board of Directors shall have authority to divide, by the adoption of supplementary charter sections, any authorized class of preferred stock into series, and, within the limitations set forth in this section and the remainder of this charter, fix and determine the relative rights and preferences of the shares of any series so established.

Prior to the issuance of any preferred shares of a series established by a supplementary charter section adopted by the Board of Directors, the Holding Company shall file with the Secretary to the Office a dated copy of that supplementary section of this charter establishing and designating the series and fixing and determining the relative rights and preferences thereof.

Section 6. Certain Provisions Applicable for Five Years.

Notwithstanding anything contained in the Holding Company’s charter or bylaws to the contrary, for a period of five years from the date of an initial minority stock offering of shares of common stock of the Holding Company, the following provisions shall apply:

A.

Beneficial Ownership Limitation. No person other than Profile Bancorp MHC shall directly or indirectly offer to acquire or acquire the beneficial ownership of more than 10 percent of any class of an equity security of the Holding Company. This limitation shall not apply to a transaction in which the Holding Company forms a holding company in conjunction with conversion, or thereafter, if such formation is without change in the respective beneficial ownership interests of the Holding Company’s shareholders other than pursuant to the exercise of any dissenter and appraisal rights, the purchase of shares by underwriters in connection with a public offering, or the purchase of shares by a tax-qualified employee stock benefit plan which is exempt from the approval requirements under Section 574.3(c)(1)(vi) of the Office’s Regulations.

In the event shares are acquired in violation of this Section 6, all shares beneficially owned by any person in excess of 10 percent shall be considered “excess shares” and shall not be counted as shares entitled to vote and shall not be voted by any person or counted as voting shares in connection with any matters submitted to the shareholders for a vote.

For purposes of this Section 6, the following definitions apply:

(i)	The term “person” includes an individual, a group acting in concert, a corporation, a partnership, an association, a joint stock company, a trust, any unincorporated organization or similar company, a syndicate or any other group formed for the purpose of acquiring, holding or disposing of the equity securities of the Holding Company.

(ii)	The term “offer” includes every offer to buy or otherwise acquire, solicitation of an offer to sell, tender offer for, or request or invitation for tenders of, a security or interest in a security for value.

(iii)	The term “acquire” includes every type of acquisition, whether effected by purchase, exchange, operation of law or otherwise.

(iv)	The term “acting in concert” means (a) knowing participation in a joint activity or conscious parallel action towards a common goal whether or not pursuant to an express agreement, or (b) a combination or pooling of voting or other interests in the securities of an issuer for a common purpose pursuant to any contract, understanding, relationship, agreement or other arrangements, whether written or otherwise.

B.	Call for Special Meetings. Special meetings of shareholders relating to changes in control of the Holding Company or amendments to its charter shall be called only at the direction of the Board of Directors.

Section 7. Preemptive Rights.

Holders of the capital stock of the Holding Company are not entitled to preemptive rights with respect to any shares of the Holding Company which may be issued.

Section 8. Directors.

The Holding Company shall be under the direction of a Board of Directors. The authorized number of directors, as stated in the Holding Company’s bylaws, shall not be fewer than five nor more than 15 except when a greater or lesser number is approved by the Director of the Office, or his or her delegate.

Section 9. Amendment of Charter.

Except as provided in Section 5, no amendment, addition, alteration, change, or repeal of this charter shall be made, unless such is proposed by the Board of Directors of the Holding Company, approved by the shareholders by a majority of the votes eligible to be cast at a legal meeting, unless a higher vote is otherwise is required, and approved or preapproved by the Office.

Attest:	PROFILE BANCORP, INC.

By:
Christine Sowards		Kenneth A. Wilman, Jr.
Secretary		President

Attest:	OFFICE OF THRIFT SUPERVISION

By:
Secretary		Director

EFFECTIVE DATE: , 2007

Exhibit D

Bylaws of Stock Holding Company

BYLAWS

OF

PROFILE BANCORP, INC.

ARTICLE I. Home Office

The home office of Profile Bancorp, Inc. (the “Subsidiary Holding Company”) is 45 Wakefield Street, in the City of Rochester, in the County of Strafford, in the State of New Hampshire.

ARTICLE II. Shareholders

Section 1. Place of Meetings. All annual and special meetings of shareholders shall be held at the home office of the Subsidiary Holding Company or at such other convenient place as the board of directors may determine.

Section 2. Annual Meeting. A meeting of the shareholders of the Subsidiary Holding Company for the election of directors and for the transaction of any other business of the Subsidiary Holding Company shall be held annually within 150 days after the end of the Subsidiary Holding Company’s fiscal year on such date as the board of directors may determine.

Section 3. Special Meetings. Special meetings of the shareholders for any purpose or purposes, unless otherwise prescribed by the regulations of the Office of Thrift Supervision (“Office”) or the Federal MHC Subsidiary Holding Company Charter, may be called at any time by the chairman of the board, the president or a majority of the board of directors, and shall be called by the chairman of the board, the president or the secretary upon the written request of the holders of not less than one-tenth of all of the outstanding capital stock of the Subsidiary Holding Company entitled to vote at the meeting. Such written request shall state the purpose or purposes of the meeting and shall be delivered to the home office of the Subsidiary Holding Company addressed to the chairman of the board, the president or the secretary.

Section 4. Conduct of Meetings. Annual and special meetings shall be conducted by the person designated by the board of directors to preside at such meetings in accordance with the written procedures agreed to by the board of directors. These written procedures will be available to shareholders prior to and at the meeting to which the procedures apply. The board of directors shall designate, when present, either the chairman of the board or such other person as designated by the board of directors to preside at such meetings.

Section 5. Notice of Meetings. Written notice stating the place, day and hour of the meeting and the purpose(s) for which the meeting is called shall be delivered not fewer than 20 nor more than 50 days before the date of the meeting, either personally or by mail, by or at the direction of the chairman of the board, the president, the secretary or the directors calling the meeting, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the mail, addressed to the shareholder at the address as it appears on the stock transfer books or records of the Subsidiary Holding Company as of the record date prescribed in Section 6 of this Article II, with postage prepaid. When any shareholders’ meeting, either annual or special, is adjourned for 30 days or more, notice of the adjourned meeting shall be given as in the case of an original meeting. It shall not be necessary to give any notice of the time and place of any meeting adjourned for less than 30 days or of the business to be transacted at the meeting, other than an announcement at the meeting at which such adjournment is taken.

Section 6. Fixing of Record Date. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment, or shareholders entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the board of directors shall fix in advance a date as the record date for any such determination of shareholders. Such date in any case shall be not more than 60 days and, in case of a meeting of shareholders, not fewer than 10 days prior to the date on which the particular action, requiring such determination of shareholders, is to be taken. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment.

Section 7. Voting Lists. At least 20 days before each meeting of the shareholders, the officer or agent having charge of the stock transfer books for shares of the Subsidiary Holding Company shall make a complete list of the shareholders entitled to vote at such meeting, or any adjournment thereof, arranged in alphabetical order, with the address and the number of shares held by each. This list of shareholders shall be kept on file at the home office of the Subsidiary Holding Company and shall be subject to inspection by any shareholder of record or the shareholder’s agent at any time during usual business hours, for a period of 20 days prior to such meeting. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to inspection by any shareholder of record or the shareholder’s agent during the entire time of the meeting. The original stock transfer book shall constitute prima facie evidence of the shareholders entitled to examine such list or transfer books or to vote at any meeting of shareholders.

In lieu of making the shareholder list available for inspection by shareholders as provided in the preceding paragraph, the board of directors may elect to follow the procedures prescribed in §552.6(d) of the Office’s regulations as now or hereafter in effect.

Section 8. Quorum. A majority of the outstanding shares of the Subsidiary Holding Company entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. If less than a majority of the outstanding shares is represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. The shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to constitute less than a quorum. If a quorum is present, the affirmative vote of the majority of the shares represented at the meeting and entitled to vote on the subject matter shall be the act of the shareholders, unless the vote of a greater number of shareholders voting together or voting by classes is required by law or the charter of the Subsidiary Holding Company. Directors, however, are elected by a plurality of the votes cast at an election of directors.

Section 9. Proxies. At all meetings of shareholders, a shareholder may vote by proxy executed in writing by the shareholder or by his duly authorized attorney in fact. Proxies may be given telephonically or electronically as long as the holder uses a procedure for verifying the identity of the shareholder. Proxies solicited on behalf of the management shall be voted as directed by the shareholder or, in the absence of such direction, as determined by a majority of the board of directors. No proxy shall be valid more than eleven months from the date of its execution except for a proxy coupled with an interest.

Section 10. Voting of Shares in the Name of Two or More Persons. When ownership stands in the name of two or more persons, in the absence of written directions to the Subsidiary Holding Company to the contrary, at any meeting of the shareholders of the Subsidiary Holding Company any one or more of such shareholders may cast, in person or by proxy, all votes to which such ownership is entitled. In the event an attempt is made to cast conflicting votes, in person or by proxy, by the several persons in whose names shares of stock stand, the vote or votes to which those persons are entitled shall be cast as directed by a majority of those holding such and present in person or by proxy at such meeting, but no votes shall be cast for such stock if a majority cannot agree.

Section 11. Voting of Shares by Certain Holders. Shares standing in the name of another corporation may be voted by any officer, agent or proxy as the bylaws of such corporation may prescribe, or, in the absence of such provision, as the board of directors of such corporation may determine. Shares held by an administrator, executor, guardian, or conservator may be voted by him or her, either in person or by proxy, without a transfer of such shares into his or her name. Shares standing in the name of a trustee may be voted by him or her, either in person or by proxy, but no trustee shall be entitled to vote shares held by him or her without a transfer of such shares into his or her name. Shares held in trust in an IRA or Keogh Account, however, may be voted by the Subsidiary Holding Company if no other instructions are received. Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his or her name if authority to do so is contained in an appropriate order of the court or other public authority by which such receiver was appointed.

A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.

Neither treasury shares of its own stock held by the Subsidiary Holding Company nor shares held by another corporation, if a majority of the shares entitled to vote for the election of directors of such other corporation are held by the Subsidiary Holding Company, shall be voted at any meeting or counted in determining the total number of outstanding shares at any given time for purposes of any meeting.

Section 12. Inspectors of Election. In advance of any meeting of shareholders, the board of directors may appoint any persons other than nominees for office as inspectors of election to act at such meeting or any adjournment. The number of inspectors shall be either one or three. Any such appointment shall not be altered at the meeting. If inspectors of election are not so appointed, the chairman of the board or the president may, or on the request of not fewer than 10 percent of the votes represented at the meeting shall, make such appointment at the meeting. If appointed at the meeting, the majority of the votes present shall determine whether one or three inspectors are to be appointed. In case any person appointed as inspector fails to appear or fails or refuses to act, the vacancy may be filled by appointment by the board of directors in advance of the meeting, or at the meeting by the chairman of the board or the president.

Unless otherwise prescribed by regulations of the Office, the duties of such inspectors shall include: determining the number of shares and the voting power of each share, the shares represented at the meeting, the existence of a quorum, and the authenticity, validity and effect of proxies; receiving votes, ballots, or consents; hearing and determining all challenges and questions in any way arising in connection with the rights to vote; counting and tabulating all votes or consents; determining the result; and such acts as may be proper to conduct the election or vote with fairness to all shareholders.

Section 13. Nominating Committee. Except in the case of a nominee substituted as a result of the death or other incapacity of a management nominee, the nominating committee shall deliver written nominations to the secretary at least 20 days prior to the date of the annual meeting. Upon delivery, such nominations shall be posted in a conspicuous place in each office of the Subsidiary Holding Company. No nominations for directors except those made by the nominating committee shall be voted upon at the annual meeting unless other nominations by shareholders are made in writing and delivered to the secretary of the Subsidiary Holding Company at least 30 days prior to the date of the annual meeting; provided, however, that in the event that less than 40 days notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder must be received not later than the close of business on the 10th day following the day on which notice of the date of the annual meeting was mailed or such public disclosure was made. Upon delivery, such nominations shall be posted in a conspicuous place in each office of the Subsidiary Holding Company. Ballots bearing the names of all persons nominated by the nominating committee and by shareholders shall be provided for use at the annual meeting. However, if the nominating committee shall fail or refuse to act at least 20 days prior to the annual meeting, nominations for directors may be made at the annual meeting by any shareholder entitled to vote and shall be voted upon.

Section 14. New Business. Any new business to be taken up at the annual meeting of shareholders shall be stated in writing and filed with the secretary at least 30 days before the date of the annual meeting; provided, however, that in the event that less than 40 days notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder must be received not later than the close of business on the 10th day following the day on which notice of the date of the annual meeting was mailed or such public disclosure was made, and all other business so stated, proposed and filed shall be considered at the annual meeting so long as such business relates to a proper subject matter for shareholder action; but no other proposal shall be acted upon at the annual meeting. Any shareholder may make any other proposal at the annual meeting and the same may be discussed and considered, but unless stated in writing and filed with the secretary at least 30 days before the meeting, such proposal shall be laid over for action at an adjourned, special or annual meeting of the shareholders taking place 30 days or more thereafter. A shareholder’s notice to the secretary shall set forth as to each matter the shareholder proposed to bring before the annual meeting (a) a brief description of the proposal desired to be brought before the annual meeting and (b) the name and address of such shareholder and the class and number of shares of the Subsidiary Holding Company which are owned of record or beneficially by such shareholder. This provision shall not prevent the consideration and approval or disapproval at the annual meeting of reports of officers, directors and committees; but in connection with such reports, no new business shall be acted upon at such annual meeting unless stated and filed as herein provided.

Section 15. Informal Action by Shareholders. Any action required to be taken at a meeting of shareholders, or any other action which may be taken at a meeting of shareholders, may be taken without a meeting if consent in writing, setting forth the action so taken, shall be given by all of the shareholders entitled to vote with respect to the subject matter thereof.

ARTICLE III. Board of Directors

Section 1. General Powers. The business and affairs of the Subsidiary Holding Company shall be under the direction of its board of directors. The board of directors shall annually elect a chairman of the board from among its members and, when present, the chairman of the board shall preside at its meetings. If the chairman of the board is not present, the board shall select one of its members to preside at its meeting.

Section 2. Number and Term. The board of directors shall consist of seven (7) members and shall be divided into three classes as nearly equal in number as possible. The members of each class shall be elected for a term of three years and until their successors are elected and qualified. One class shall be elected by ballot annually.

Section 3. Regular Meetings. A regular meeting of the board of directors shall be held without other notice than this bylaw following the annual meeting of shareholders. The board of directors may provide, by resolution, the time and place, for the holding of additional regular meetings without other notice than such resolution. Directors may participate in a meeting by means of a conference telephone or similar communications device through which all persons participating can hear each other at the same time. Participation by such means shall constitute presence in person for all purposes.

Section 4. Qualifications and Age Limitation. Each director shall at all times be the beneficial owner of not less than 100 shares of capital stock of the Subsidiary Holding Company unless the Subsidiary Holding Company is a wholly owned subsidiary of a holding company. To be eligible to serve on the board of directors, each director shall at all times meet the requirements of this Section 4 and any director nominee shall meet such requirements at the time of nomination. Each director shall be required to reside within a county, or in a county contiguous to such county in the State of New Hampshire or a contiguous state, in which the Subsidiary Holding Company or one of its direct or indirect subsidiaries maintains an office. No person who is a trustee, officer, agent, affiliate or director of any entity that competes with the Subsidiary Holding Company or any of its subsidiaries or who owns or holds, directly or indirectly, 5% or more of the equity interests of such an entity shall be permitted to serve as a director. No person 70 years of age shall be eligible for election, re-election, appointment or reappointment to the Board of Directors; provided, however, that such age limitation shall not limit the ability of a director to complete the term in which such director attains the age of 70.

Section 5. Special Meetings. Special meetings of the board of directors may be called by or at the request of the chairman of the board or by one-third of the directors. The persons authorized to call special meetings of the board of directors may fix any place as the place for holding any special meeting of the board of directors called by such persons.

Members of the board of directors may participate in special meetings by means of conference telephone or similar communications equipment by which all persons participating in the meeting can hear and speak to each other. Such participation shall constitute presence in person for all purposes.

Section 6. Notice. Written notice of any special meeting shall be given to each director at least 24 hours prior thereto when delivered personally or by telegram or at least five days prior thereto when delivered by mail at the address at which the director is most likely to be reached. Such notice shall be deemed to be delivered when deposited in the mail so addressed, with postage prepaid if mailed, when delivered to the telegraph company if sent by telegram, or when the Subsidiary Holding Company receives notice of delivery if electronically transmitted. Any director may waive notice of any meeting by a writing filed with the secretary. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any meeting of the board of directors need be specified in the notice or waiver of notice of such meeting.

Section 7. Quorum. A majority of the number of directors fixed by Section 2 of this Article III shall constitute a quorum for the transaction of business at any meeting of the board of directors; but if less than such majority is present at a meeting, a majority of the directors present may adjourn the meeting from time to time. Notice of any adjourned meeting shall be given in the same manner as prescribed by Section 6 of this Article III.

Section 8. Manner of Acting. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the board of directors, unless a greater number is prescribed by regulation of the Office or by these bylaws.

Section 9. Action Without a Meeting. Any action required or permitted to be taken by the board of directors at a meeting may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the directors.

Section 10. Resignation. Any director may resign at any time by sending a written notice of such resignation to the home office of the Subsidiary Holding Company addressed to the chairman of the board. Unless otherwise specified, such resignation shall take effect upon receipt by the chairman of the board. More than three consecutive absences from regular meetings of the board of directors, unless excused by resolution of the board of directors, shall automatically constitute a resignation, effective when such resignation is accepted by the board of directors.

Section 11. Vacancies. Any vacancy occurring on the board of directors may be filled by the affirmative vote of a majority of the remaining directors, although less than a quorum of the board of directors. A director elected to fill a vacancy shall be elected to serve only until the next election of directors by the shareholders. Any directorship to be filled by reason of an increase in the number of directors may be filled by election by the board of directors for a term of office continuing only until the next election of directors by the shareholders.

Section 12. Compensation. Directors, as such, may receive compensation for their services. By resolution of the board of directors, a reasonable fixed sum, and reasonable expenses of attendance, if any, may be allowed for attendance at each regular or special meeting of the board of directors. Members of either standing or special committees may be allowed such compensation for attendance at committee meetings as the board of directors may determine.

Section 13. Presumption of Assent. A director of the Subsidiary Holding Company who is present at a meeting of the board of directors at which action on any Subsidiary Holding Company matter is taken shall be presumed to have assented to the action taken unless his or her dissent or abstention shall be entered in the minutes of the meeting or unless he or she shall file a written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the secretary of the Subsidiary Holding Company within five days after the date a copy of the minutes of the meeting is received. Such right to dissent shall not apply to a director who voted in favor of such action.

Section 14. Removal of Directors. At a meeting of shareholders called expressly for that purpose, any director may be removed only for cause by a vote of the holders of a majority of the shares then entitled to vote at an election of directors. Whenever the holders of the shares of any class are entitled to elect one or more directors by the provisions of the charter or supplemental sections thereto, the provisions of this section shall apply, in respect to the removal of a director or directors so elected, to the vote of the holders of the outstanding shares of that class and not to the vote of the outstanding shares as a whole.

Section 15. Integrity of Directors. A person is not qualified to serve as director if he or she: (1) is under indictment for, or has ever been convicted of, a criminal offense involving dishonesty or breach of trust and the penalty for such offense could be imprisonment for more than one year, or (2) is a person against who a banking agency has, within the past ten years, issued a cease and desist order for conduct involving dishonesty or breach of trust and that order is final and not subject to appeal, or (3) has been found either by a regulatory agency whose decision is final and not subject to appeal or by a court to have (i) breached a fiduciary duty involving personal profit or (ii) committed a willful violation of any law, rule or regulation governing banking, securities, commodities or insurance, or any final cease and desist order issued by a banking, securities, commodities or insurance regulatory agency.

ARTICLE IV. Executive and Other Committees

Section 1. Appointment. The board of directors, by resolution adopted by a majority of the full board, may designate the chief executive officer and two or more of the other directors to constitute an executive committee. The designation of any committee pursuant to this Article IV and the delegation of authority shall not operate to relieve the board of directors, or any director, of any responsibility imposed by law or regulation.

Section 2. Authority. The executive committee, when the board of directors is not in session, shall have and may exercise all of the authority of the board of directors except to the extent, if any, that such authority shall be limited by the resolution appointing the executive committee; and except also that the executive committee shall not have the authority of the board of directors with reference to: the declaration of dividends; the amendment of the charter or bylaws of the Subsidiary Holding Company, or recommending to the shareholders a plan of merger, consolidation, or conversion; the sale, lease or other disposition of all or substantially all of the property and assets of the Subsidiary Holding Company otherwise than in the usual and regular course of its business; a voluntary dissolution of the Subsidiary Holding Company; a revocation of any of the foregoing; or the approval of a transaction in which any member of the executive committee, directly or indirectly, has any material beneficial interest.

Section 3. Tenure. Subject to the provisions of Section 8 of this Article IV, each member of the executive committee shall hold office until the next regular annual meeting of the board of directors following his or her designation and until a successor is designated as a member of the executive committee.

Section 4. Meetings. Regular meetings of the executive committee may be held without notice at such times and places as the executive committee may fix from time to time by resolution. Special meetings of the executive committee may be called by any member thereof upon not less than one day’s notice stating the place, date and hour of the meeting, which notice may be written or oral. Any member of the executive committee may waive notice of any meeting and no notice of any meeting need be given to any member thereof who attends in person. The notice of a meeting of the executive committee need not state the business proposed to be transacted at the meeting.

Section 5. Quorum. A majority of the members of the executive committee shall constitute a quorum for the transaction of business at any meeting thereof, and action of the executive committee must be authorized by the affirmative vote of a majority of the members present at a meeting at which a quorum is present.

Section 6. Action Without a Meeting. Any action required or permitted to be taken by the executive committee at a meeting may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the members of the executive committee.

Section 7. Vacancies. Any vacancy in the executive committee may be filled by a resolution adopted by a majority of the full board of directors.

Section 8. Resignations and Removal. Any member of the executive committee may be removed at any time with or without cause by resolution adopted by a majority of the full board of directors. Any member of the executive committee may resign from the executive committee at any time by giving written notice to the president or secretary of the Subsidiary Holding Company. Unless otherwise specified, such resignation shall take effect upon its receipt; the acceptance of such resignation shall not be necessary to make it effective.

Section 9. Procedure. The executive committee shall elect a presiding officer from its members and may fix its own rules of procedure which shall not be inconsistent with these bylaws. It shall keep regular minutes of its proceedings and report the same to the board of directors for its information at the meeting held next after the proceedings shall have occurred.

Section 10. Other Committees. The board of directors may by resolution establish an audit, loan, or other committees composed of directors as they may determine to be necessary or appropriate for the conduct of the business of the Subsidiary Holding Company and may prescribe the duties, constitution and procedures thereof.

ARTICLE V. Officers

Section 1. Positions. The officers of the Subsidiary Holding Company shall be a chief executive officer, a president, one or more vice presidents, a secretary and a treasurer or comptroller, each of whom shall be elected by the board of directors. The board of directors may also designate the chairman of the board as an officer. The offices of the chief executive officer, the president or the secretary and treasurer or comptroller may be held by the same person and a vice president may also be either the secretary or the treasurer or comptroller. The board of directors may designate one or more vice presidents as executive vice president or senior vice president. The board of directors may also elect or authorize the appointment of such other officers as the business of the Subsidiary Holding Company may require. The officers shall have such authority and perform such duties as the board of directors may from time to time authorize or determine. In the absence of action by the board of directors, the officers shall have such powers and duties as generally pertain to their respective offices.

Section 2. Election and Term of Office. The officers of the Subsidiary Holding Company shall be elected annually at the first meeting of the board of directors held after each annual meeting of the shareholders. If the election of officers is not held at such meeting, such election shall be held as soon thereafter as possible. Each officer shall hold office until a successor has been duly elected and qualified or until the officer’s death, resignation or removal in the manner hereinafter provided. Election or appointment of an officer, employee, or agent shall not of itself create contractual rights. The board of directors may authorize the Subsidiary Holding Company to enter into an employment contract with any officer in accordance with regulations of the Office; but no such contract shall impair the right of the board of directors to remove any officer at any time in accordance with Section 3 of this Article V.

Section 3. Removal. Any officer may be removed by the board of directors whenever in its judgment the best interests of the Subsidiary Holding Company will be served thereby, but such removal, other than for cause, shall be without prejudice to the contractual rights, if any, of the person so removed.

Section 4. Vacancies. A vacancy in any office because of death, resignation, removal, disqualification or otherwise, may be filled by the board of directors for the unexpired portion of the term.

Section 5. Remuneration. The remuneration of the officers shall be fixed from time to time by the board of directors by employment contracts or otherwise.

Section 6. Age Limitation for Officers. No person 70 years of age shall be eligible for election, re-election, appointment or re-appointment to the board of directors of the Subsidiary Holding Company following his or her 70th birthday unless specifically authorized by specific resolution of the board of directors.

ARTICLE VI. Contracts, Loans, Checks and Deposits

Section 1. Contracts. To the extent permitted by regulations of the Office, and except as otherwise prescribed by these bylaws with respect to certificates for shares, the board of directors may authorize any officer, employee, or agent of the Subsidiary Holding Company to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Subsidiary Holding Company. Such authority may be general or confined to specific instances.

Section 2. Loans. No loans shall be contracted on behalf of the Subsidiary Holding Company and no evidence of indebtedness shall be issued in its name unless authorized by the board of directors. Such authority may be general or confined to specific instances.

Section 3. Checks, Drafts, Etc. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Subsidiary Holding Company shall be signed by one or more officers, employees or agents of the Subsidiary Holding Company in such manner as shall from time to time be determined by the board of directors.

Section 4. Deposits. All funds of the Subsidiary Holding Company not otherwise employed shall be deposited from time to time to the credit of the Subsidiary Holding Company in any duly authorized depositories as the board of directors may select.

ARTICLE VII. Certificates for Shares and Their Transfer

Section 1. Certificates for Shares. Certificates representing shares of capital stock of the Subsidiary Holding Company shall be in such form as shall be determined by the board of directors and approved by the Office. Such certificates shall be signed by the chief executive officer or by any other officer of the Subsidiary Holding Company authorized by the board of directors, attested by the secretary or an assistant secretary, and sealed with the corporate seal or a facsimile thereof. The signatures of such officers upon a certificate may be facsimiles if the certificate is manually signed on behalf of a transfer agent or a registrar other than the Subsidiary Holding Company itself or one of its employees. Each certificate for shares of capital stock shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the Subsidiary Holding Company. All certificates surrendered to the Subsidiary Holding Company for transfer shall be cancelled and no new certificate shall be issued until the former certificate for a like number of shares has been surrendered and cancelled, except that in case of a lost or destroyed certificate, a new certificate may be issued upon such terms and indemnity to the Subsidiary Holding Company as the board of directors may prescribe.

Section 2. Transfer of Shares. Transfer of shares of capital stock of the Subsidiary Holding Company shall be made only on its stock transfer books. Authority for such transfer shall be given only by the holder of record or by his or her legal representative, who shall furnish proper evidence of such authority, or by his or her attorney authorized by a duly executed power of attorney and filed with the Subsidiary Holding Company. Such transfer shall be made only on surrender for cancellation of the certificate for such shares. The person in whose name shares of capital stock stand on the books of the Subsidiary Holding Company shall be deemed by the Subsidiary Holding Company to be the owner for all purposes.

ARTICLE VIII. Fiscal Year

The fiscal year of the Subsidiary Holding Company shall end on December 31 of each year. The appointment of accountants shall be subject to annual ratification by the shareholders.

ARTICLE IX. Dividends

Subject to the terms of the Subsidiary Holding Company’s charter and the regulations and orders of the Office, the board of directors may, from time to time, declare, and the Subsidiary Holding Company may pay, dividends on its outstanding shares of capital stock.

ARTICLE X. Corporate Seal

The board of directors shall provide a Subsidiary Holding Company seal, which shall be two concentric circles between which shall be the name of the Subsidiary Holding Company. The year of incorporation or an emblem may appear in the center.

ARTICLE XI. Amendments

These bylaws may be amended in a manner consistent with regulations of the Office and shall be effective after: (i) approval of the amendment by a majority vote of the authorized board of directors, or by a majority vote of the votes cast by the shareholders of the Subsidiary Holding Company at any legal meeting, and (ii) receipt of any applicable regulatory approval. When the Subsidiary Holding Company fails to meet its quorum requirements, solely due to vacancies on the board, then the affirmative vote of a majority of the sitting board will be required to amend the bylaws.

ARTICLE XII. Indemnification

The Subsidiary Holding Company shall indemnify all officers, directors and employees of the Subsidiary Holding Company, and their heirs, executors and administrators, to the fullest extent permitted under federal law against all expenses and liabilities reasonably incurred by them in connection with or arising out of any action, suit or proceeding in which they may be involved by reason of their having been a director or officer of the Subsidiary Holding Company, whether or not they continue to be a director or officer at the time of incurring such expenses or liabilities, such expenses and liabilities to include, but not be limited to, judgments, court costs and attorneys’ fees and the cost of reasonable settlements.

Exhibit E

Charter of Stock Bank

FEDERAL STOCK CHARTER

OF

PROFILE BANK, FSB

Section 1. Corporate Title. The full corporate title of the savings bank is Profile Bank, FSB (the “Bank”).

Section 2. Office. The home office shall be located in the County of Strafford, New Hampshire.

Section 3. Duration. The duration of the Bank is perpetual.

Section 4. Purpose and Powers. The purpose of the Bank is to pursue any or all of the lawful objectives of a Federal savings bank chartered under section 5 of the Home Owners’ Loan Act and to exercise all of the express, implied, and incidental powers conferred thereby and by all acts amendatory thereof and supplemental thereto, subject to the Constitution and laws of the United States as they are now in effect, or as they may hereafter be amended, and subject to all lawful and applicable rules, regulations, and orders of the Office of Thrift Supervision (the “Office”).

Section 5. Capital Stock. The total number of shares of all classes of the capital stock that the Bank has the authority to issue is five thousand (5,000), of which four thousand (4,000) shares shall be common stock, par value $1.00 per share, and of which one thousand (1,000) shares shall be serial preferred stock, par value $1.00 per share. The shares may be issued from time to time as authorized by the Board of Directors without further approval of the shareholders, except as otherwise provided in this Section 5 or to the extent that such approval is required by governing law, rule, or regulation. The consideration for the issuance of the shares shall be paid in full before their issuance and shall not be less than the par value. Neither promissory notes nor future services shall constitute payment or part payment for the issuance of shares of the Bank. The consideration for the shares shall be cash, tangible or intangible property (to the extent direct investment in such property would be permitted), labor, or services actually performed for the Bank, or any combination of the foregoing. In the absence of actual fraud in the transaction, the value of such property, labor, or services, as determined by the Board of Directors of the Bank, shall be conclusive. Upon payment of such consideration, such shares shall be deemed to be fully paid and nonassessable. In the case of a stock dividend, that part of the retained earnings of the Bank that is transferred to common stock or paid-in capital accounts upon the issuance of shares as a stock dividend shall be deemed to be the consideration for their issuance.

Except for the shares issued in the initial organization of the Bank or in connection with the conversion of the Bank from the mutual to stock form of capitalization, no shares of capital stock (including shares issuable upon conversion, exchange or exercise of other securities) shall be issued, directly or indirectly, to officers, directors, or controlling persons of the Bank other than as part of a general public offering or as qualifying shares to a director, unless their issuance or the plan under which they would be issued has been approved by a majority of the total votes eligible to be cast at a legal meeting.

Nothing contained in this Section 5 (or in any supplementary sections hereto) shall entitle the holders of any class or series of capital stock to vote as a separate class or series or to more than one vote per share: Provided, that this restriction on voting separately by class or series shall not apply:

(i) to any provision that would authorize the holders of preferred stock, voting as a class or series, to elect some members of the Board of Directors, less than a majority thereof, in the event of default in the payment of dividends on any class or series of preferred stock;

(ii) to any provision that would require the holders of preferred stock, voting as a class or series, to approve the merger or consolidation of the Bank with another corporation or the sale, lease, or conveyance (other than by mortgage or pledge) of properties or business in exchange for securities of a corporation other than the Bank if the preferred stock is exchanged for securities of such other corporation: Provided, that no provision may require such approval for transactions undertaken with the assistance or pursuant to the direction of the Office, or the Federal Deposit Insurance Corporation;

(iii) to any amendment that would adversely change the specific terms of any class or series of capital stock as set forth in this Section 5 (or in any supplementary sections hereto), including any amendment which would create or enlarge any class or series ranking prior thereto in rights and preferences. An amendment that increases the number of authorized shares of any class or series of capital stock, or substitutes the surviving bank in a merger or consolidation for the Bank, shall not be considered to be such an adverse change.

A description of the different classes and series (if any) of the Bank’s capital stock and a statement of the designations, and the relative rights, preferences, and limitations of the shares of each class of and series (if any) of capital stock are as follows:

A. Common Stock. Except as provided in this Section 5 (or in any supplementary sections hereto) the holders of the common stock shall exclusively possess all voting power. Each holder of shares of common stock shall be entitled to one vote for each share held by each holder and there shall be no right to cumulate votes in an election of directors.

Whenever there shall have been paid, or declared and set aside for payment, to the holders of the outstanding shares of any class of stock having preference over the common stock as to payment of dividends, the full amount of dividends and of sinking fund, retirement fund, or other retirement payments, if any, to which such holders are respectively entitled in preference to the common stock, then dividends may be paid on the common stock and on any class or series of stock entitled to participate therewith as to dividends out of any assets legally available for the payment of dividends.

In the event of any liquidation, dissolution, or winding up of the Bank, the holders of the common stock (and the holders of any class or series of stock entitled to participate with the common stock in the distribution of assets) shall be entitled to receive, in cash or in kind, the assets of the Bank available for distribution remaining after: (i) payment or provision for payment of the Bank’s debts and liabilities; (ii) distributions or provision for distributions in settlement of its liquidation account; and (iii) distributions or provisions for distributions to holders of any class or series of stock having preference over the common stock in the liquidation, dissolution, or winding up of the Bank. Each share of common stock shall have the same relative rights as and be identical in all respects with all the other shares of common stock.

B. Preferred Stock. The Bank may provide in supplementary sections to its charter for one or more classes of preferred stock, which shall be separately identified. The shares of any class may be divided into and issued in series, with each series separately designated so as to distinguish the shares thereof from the shares of all other series and classes. The terms of each series shall be set forth in a supplementary section to the charter. All shares of the same class shall be identical except as to the following relative rights and preferences, as to which there may be variations between different series:

(i) the distinctive serial designation and the number of shares constituting such series;

(ii) the dividend rate or the amount of dividends to be paid on the shares of such series, whether dividends shall be cumulative and, if so, from which date(s), the payment date(s) for dividends, and the participating or other special rights, if any, with respect to dividends;

(iii) the voting powers, full or limited, if any, of shares of such series;

(iv) whether the shares of such series shall be redeemable and, if so, the price(s) at which, and the terms and conditions on which, such shares may be redeemed;

(v) the amount(s) payable upon the shares of such series in the event of voluntary or involuntary liquidation, dissolution, or winding up of the Bank;

(vi) whether the shares of such series shall be entitled to the benefit of a sinking or retirement fund to be applied to the purchase or redemption of such shares, and if so entitled, the amount of such fund and the manner of its application, including the price(s) at which such shares may be redeemed or purchased through the application of such fund;

(vii) whether the shares of such series shall be convertible into, or exchangeable for, shares of any other class or classes of stock of the Bank and, if so, the conversion price(s) or the rate(s) of exchange, and the adjustments thereof, if any, at which such conversion or exchange may be made, and any other terms and conditions of such conversion or exchange;

(viii) the price or other consideration for which the shares of such series shall be issued; and

(ix) whether the shares of such series which are redeemed or converted shall have the status of authorized but unissued shares of serial preferred stock and whether such shares may be reissued as shares of the same or any other series of serial preferred stock.

Each share of each series of serial preferred stock shall have the same relative rights as and be identical in all respects with all the other shares of the same series.

The Board of Directors shall have authority to divide, by the adoption of supplementary charter sections, any authorized class of preferred stock into series and, within the limitations set forth in this section and the remainder of this charter, fix and determine the relative rights and preferences of the shares of any series so established.

Prior to the issuance of any preferred shares of a series established by a supplementary charter section adopted by the Board of Directors, the Bank shall file with the Secretary of the Office a dated copy of that supplementary section of this charter establishing and designating the series and fixing and determining the relative rights and preferences thereof.

Section 6. Preemptive Rights. Holders of the capital stock of the Bank shall not be entitled to preemptive rights with respect to any shares of the Bank which may be issued.

Section 7. Directors. The Bank shall be under the direction of a Board of Directors. The authorized number of directors, as stated in the Bank’s bylaws, shall not be fewer than five (5) nor more than fifteen (15), except when a greater or lesser number is approved by the Director of the Office, or his or her delegate.

Section 8. Certain Provisions Applicable for Five Years. Notwithstanding anything contained in the Bank’s charter and or bylaws to the contrary, for a period of five (5) years from the date of completion of an initial minority stock offering of shares of common stock of Profile Bancorp, Inc., the following provisions shall apply:

A. Beneficial Ownership Limitation. No person shall directly or indirectly offer to acquire or acquire the beneficial ownership of more than 10 percent of any class of an equity security of the Bank. This limitation shall not apply to Profile MHC or Profile Bancorp, Inc., a transaction in which the Bank forms a holding company without change in the respective beneficial ownership interests of its stockholders other than pursuant to the exercise of any dissenter and appraisal rights, the purchase of shares by underwriters in connection with a public offering, or the purchase of shares by a tax-qualified employee stock benefit plan that is exempt from the approval requirements under 574.3(c)(1)(vii) of the Office’s regulations.

In the event shares are acquired in violation of this Section 8, all shares beneficially owned by any person in excess of 10 percent shall be considered “excess shares” and shall not be counted as shares entitled to vote and shall not be voted by any person or counted as voting shares in connection with any matters submitted to the stockholders for a vote.

For the purposes of this Section 8, the following definitions apply.

(A) The term “person” includes an individual, a group acting in concert, a corporation, a partnership, an association, a joint stock company, a trust, an unincorporated organization or similar company, a syndicate or any other group formed for the purpose of acquiring, holding or disposing of the equity securities of the Bank.

(B) The term “offer” includes every offer to buy or otherwise acquire, solicitation of an offer to sell, tender offer for, or request or invitation for tenders of, a security or interest in a security for value.

(C) The term “acquire” includes every type of acquisition, whether effected by purchase, exchange, operation of law or otherwise.

(D) The term “security” includes non-transferable subscription rights issued pursuant to a plan of stock issuance as well as a “security” as defined in 15 U.S.C.§78c(a)(10).

(E) The term “acting in concert” means (i) knowing participation in a joint activity or conscious parallel action towards a common goal whether or not pursuant to an express agreement, or (ii) a combination or pooling of voting or other interests in the securities of an issuer for a common purpose pursuant to any contract, understanding, relationship, agreement or other arrangements, whether written or otherwise.

B. Call for Special Meetings. Special meetings of stockholders relating to changes in control of the Bank or amendments to its charter shall be called only upon direction of the Board of Directors.

Section 9. Deposit Accounts. In any situation in which the priority of the accounts of the Bank is in controversy, all such accounts shall, to the extent of their withdrawable value, be debts of the Bank having at least as high a priority as the claims of general creditors of the Bank not having priority (other than any priority arising or resulting from consensual subordination) over other general creditors of the Bank.

Section 10. Amendment of Charter. Except as provided in Section 5 hereof, no amendment, addition, alteration, change, or repeal of this charter shall be made, unless such is first proposed by the Board of Directors of the Bank, approved by the stockholders by a majority of the votes eligible to be cast at a legal meeting, unless a higher vote is otherwise required, and approved or preapproved by the Office.

PROFILE BANK, FSB

Attest:		By:
	Christine Sowards		Kenneth A. Wilman, Jr.
	Secretary		President

OFFICE OF THRIFT SUPERVISION

Attest:		By:
	Secretary		Director

Effective Date: , 2007

Exhibit F

Bylaws of Stock Bank

BYLAWS

OF

PROFILE BANK, FSB

ARTICLE I - Home Office

The home office of Profile Bank, FSB (the “Bank”) shall be located at 45 Wakefield Street, in the City of Rochester, in the County of Strafford, in the State of New Hampshire.

ARTICLE II - Shareholders

Section 1. Place of Meetings. All annual and special meetings of shareholders shall be held at the home office of the Bank or at such other convenient place as the Board of Directors may determine.

Section 2. Annual Meeting. A meeting of the shareholders of the Bank for the election of directors and for the transaction of any other business of the Bank shall be held annually within 150 days after the end of the Bank’s fiscal year on such date as the Board of Directors may determine.

Section 3. Special Meetings. Special meetings of the shareholders for any purpose or purposes, unless otherwise prescribed by the regulations of the Office of Thrift Supervision (the “Office”) or the Federal Stock Charter of the Bank, may be called at any time by the chairman of the board, the president, or a majority of the Board of Directors, and shall be called by the chairman of the board, the president, or the secretary upon the written request of the holders of ten percent or more of all the outstanding capital stock of the Bank entitled to vote at the meeting. Such written request shall state the purpose or purposes of the meeting and shall be delivered at the home office of the Bank addressed to the chairman of the board, the president, or the secretary.

Section 4. Conduct of Meetings. Annual and special meetings shall be conducted by the chairman of the annual or special meeting in accordance with the written procedures agreed to by the Board of Directors. These written procedures will be available to shareholders prior to and at the meeting to which the procedures apply. The Board of Directors shall designate, when present, either the chairman of the board or one of its members to preside at such meetings.

Section 5. Notice of Meetings. Written notice stating the place, day and hour of the meeting and the purpose(s) for which the meeting is called shall be delivered not fewer than 20 nor more than 50 days before the date of the meeting, either personally or by mail, by or at the direction of the chairman of the board, the president, or the secretary, or the directors calling the meeting, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the mail, addressed to the shareholder at the address as it appears on the stock transfer books or records of the Bank as of the record date prescribed in Section 6 of this Article II with postage prepaid. When any shareholders’ meeting, either annual or special, is adjourned for 30 days or more, notice of the adjourned meeting shall be given as in the case of an original meeting. It shall not be necessary to give any notice of the time and place of any meeting adjourned for less than 30 days or of the business to be transacted at the meeting, other than an announcement at the meeting at which such adjournment is taken.

Section 6. Fixing of Record Date. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment, or shareholders entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors shall fix in advance a date as the record date for any such determination of shareholders. Such date in any case shall be not more than 60 days and, in case of a meeting of shareholders, not fewer than 10 days prior to the date on which the particular action, requiring such determination of shareholders, is to be taken. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment.

Section 7. Voting Lists. At least 20 days before each meeting of the shareholders, the officer or agent having charge of the stock transfer books for shares of the Bank shall make a complete list of the shareholders entitled to vote at such meeting, or any adjournment thereof, arranged in alphabetical order, with the address and the number of shares held by each. This list of shareholders shall be kept on file at the home office of the Bank and shall be subject to inspection by any shareholder of record or the shareholder’s agent at any time during usual business hours for a period of 20 days prior to such meeting. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to inspection by any shareholder of record or the shareholder’s agent during the entire time of the meeting. The original stock transfer book shall constitute prima facie evidence of the shareholders entitled to examine such list or transfer books or to vote at any meeting of shareholders.

In lieu of making the shareholder list available for inspection by shareholders as provided in the preceding paragraph, the Board of Directors may elect to follow the procedures prescribed in § 552.6(d) of the Office’s regulations as now or hereafter in effect.

Section 8. Quorum. A majority of the outstanding shares of the Bank entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. If less than a majority of the outstanding shares is represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. The shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to constitute less than a quorum. If a quorum is present, the affirmative vote of the majority of the shares represented at the meeting and entitled to vote on the subject matter shall be the act of the shareholders, unless the vote of a greater number of shareholders voting together or voting by classes is required by law or the charter of the Bank. Directors, however, are elected by a plurality of the votes cast at an election of directors.

Section 9. Proxies. At all meetings of shareholders, a shareholder may vote by proxy executed in writing by the shareholder or by his or her duly authorized attorney in fact. Proxies may be given telephonically or electronically so long as the holder uses a procedure for verifying the identity of the shareholder. Proxies solicited on behalf of the management shall be voted as directed by the shareholder or, in the absence of such direction, as determined by a majority of the Board of Directors. No proxy shall be valid more than eleven months from the date of its execution except for a proxy coupled with an interest.

Section 10. Voting of Shares in the Name of Two or More Persons. When ownership stands in the name of two or more persons, in the absence of written directions to the Bank to the contrary, at any meeting of the shareholders of the Bank, any one or more of such shareholders may cast, in person or by proxy, all votes to which such ownership is entitled. In the event an attempt is made to cast conflicting votes, in person or by proxy, by the several persons in whose names shares of stock stand, the vote or votes to which those persons are entitled shall be cast as directed by a majority of those holding such stock and present in person or by proxy at such meeting, but no votes shall be cast for such stock if a majority cannot agree.

Section 11. Voting of Shares by Certain Holders. Shares standing in the name of another corporation may be voted by any officer, agent, or proxy as the bylaws of such corporation may prescribe, or, in the absence of such provision, as the Board of Directors of such corporation may determine. Shares held by an administrator, executor, guardian, or conservator may be voted by him or her, either in person or by proxy, without a transfer of such shares into his or her name. Shares standing in the name of a trustee may be voted by him or her, either in person or by proxy, but no trustee shall be entitled to vote shares held by him or her without a transfer of such shares into his or her name. Shares held in trust in an IRA or Keogh Account, however, may be voted by the Bank if no other instructions are received. Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer into his or her name if authority to do so is contained in an appropriate order of the court or other public authority by which such receiver was appointed.

A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.

Neither treasury shares of its own stock held by the Bank nor shares held by another corporation, if a majority of the shares entitled to vote for the election of directors of such other corporation are held by the Bank, shall be voted at any meeting, or counted in determining the total number of outstanding shares at any given time for purposes of any meeting.

Section 12. Inspectors of Election. In advance of any meeting of shareholders, the Board of Directors may appoint any person other than nominees for office as inspectors of election to act at such meeting or any adjournment. The number of inspectors shall be either one or three. Any such appointment shall not be altered at the meeting. If inspectors of election are not so appointed, the chairman of the board or the president may, or on the request of not fewer than 10 percent of the votes represented at the meeting shall, make such appointment at the meeting. If appointed at the meeting, the majority of the votes present shall determine whether one or three inspectors are to be appointed. In case any person appointed as inspector fails to appear or fails or refuses to act, the vacancy may be filled by appointment by the Board of Directors in advance of the meeting or at the meeting by the chairman of the board or the president.

Unless otherwise prescribed by regulations of the Office, the duties of such inspectors shall include: determining the number of shares and the voting power of each share, the shares represented at the meeting, the existence of a quorum, and the authenticity, validity and effect of proxies; receiving votes, ballots, or consents; hearing and determining all challenges and questions in any way arising in connection with the rights to vote; counting and tabulating all votes or consents; determining the result; and such acts as may be proper to conduct the election or vote with fairness to all shareholders.

Section 13. Nominating Committee. Except in the case of a nominee substituted as a result of the death or other incapacity of a management nominee, the nominating committee shall deliver written nominations to the secretary at least 20 days prior to the date of the annual meeting. Upon delivery, such nominations shall be posted in a conspicuous place in each office of the Bank. No nominations for directors except those made by the nominating committee shall be voted upon at the annual meeting unless other nominations by shareholders are made in writing and delivered to the secretary of the Bank at least five days prior to the date of the annual meeting. Upon delivery, such nominations shall be posted in a conspicuous place in each office of the Bank. Ballots bearing the names of all persons nominated by the nominating committee and by shareholders shall be provided for use at the annual meeting. However, if the nominating committee shall fail or refuse to act at least 20 days prior to the annual meeting, nominations for directors may be made at the annual meeting by any shareholder entitled to vote and shall be voted upon.

Section 14. New Business. Any new business to be taken up at the annual meeting of shareholders shall be stated in writing and filed with the secretary of the Bank at least five days before the date of the annual meeting, and all other business so stated, proposed and filed shall be considered at the annual meeting; but no other proposal shall be acted upon at the annual meeting. Any shareholder may make any other proposal at the annual meeting and the same may be discussed and considered but unless stated in writing and filed with the secretary at least five days before the meeting, such proposal shall be laid over for action at an adjourned, special, or annual meeting of the shareholders taking place 30 days or more thereafter. This provision shall not prevent the consideration and approval or disapproval at the annual meeting of reports of officers, directors and committees; but in connection with such reports, no new business shall be acted upon at such annual meeting unless stated and filed as herein provided.

Section 15. Informal Action by Shareholders. Any action required to be taken at a meeting of the shareholders, or any other action which may be taken at a meeting of the shareholders, may be taken without a meeting if consent in writing, setting forth the action so taken, shall be given by all of the shareholders entitled to vote with respect to the subject matter thereof.

ARTICLE III - Board of Directors

Section 1. General Powers. The business and affairs of the Bank shall be under the direction of its Board of Directors. The Board of Directors shall annually elect a chairman of the board from among its members and, when present, the chairman of the board shall preside at its meetings. If the chairman of the board is not present, the directors present shall select one of its members to preside at its meetings.

Section 2. Number and Term. The Board of Directors shall consist of seven (7) members and shall be divided into three classes as nearly equal in number as possible. The members of each class shall be elected for a term of three years and until their successors are elected and qualified. One class shall be elected by ballot annually.

Section 3. Regular Meetings. A regular meeting of the Board of Directors shall be held without other notice than this bylaw following the annual meeting of shareholders. The Board of Directors may provide by resolution, the time and place, for holding of additional regular meetings without other notice than such resolution. Directors may participate in a meeting by means of conference telephone or similar communications device through which all persons participating can hear each other at the same time. Participation by such means shall constitute presence in person for all purposes.

Section 4. Qualifications and Age Limitation. Each director shall at all times be the beneficial owner of not less than 100 shares of capital stock of the Bank unless the Bank is a wholly owned subsidiary of a holding company. To be eligible to serve on the Board of Directors, each director shall at all times meet the requirements of this Section 4 and any director nominee shall meet such requirements at the time of nomination. Each director shall be required to reside within a county, or in a county contiguous to such county in the State of New Hampshire or a contiguous state, in which the Bank or one of its direct or indirect subsidiaries maintains an office. No person who is a trustee, officer, agent, affiliate or director of any entity that competes with the Bank or any of its subsidiaries or who owns or holds, directly or indirectly, 5% or more of the equity interests of such an entity shall be permitted to serve as a director. No person 70 years of age shall be eligible for election, re-election, appointment or reappointment to the Board of Directors; provided, however, that such age limitation shall not limit the ability of a director to complete the term in which such director attains the age of 70.

Section 5. Special Meetings. Special meetings of the Board of Directors may be called by or at the request of the chairman of the board or one-third of the directors. The persons authorized to call special meetings of the Board of Directors may fix any place as the place for holding any special meeting of the Board of Directors called by such persons.

Members of the Board of Directors may participate in special meetings by means of conference telephone or similar communications equipment by which all persons participating in the meeting can hear each other. Such participation shall constitute presence in person for all purposes.

Section 6. Notice. Written notice of any special meeting of the Board of Directors or of any committee designated thereby shall be given to each director at least 24 hours prior thereto when delivered personally or by telegram or at least five days prior thereto when delivered by mail to the address at which the director is most likely to be reached. Such notice shall be deemed to be delivered when deposited in the mail so addressed, with postage prepaid if mailed, when delivered to the telegraph company if sent by telegram, or when the Bank receives notice of delivery if electronically transmitted. Any director may waive notice of any meeting by a writing filed with the secretary. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

Section 7. Quorum. A majority of the number of directors fixed by Section 2 of this Article III shall constitute a quorum for the transaction of business at any meeting of the Board of Directors; but if less than such majority is present at a meeting, a majority of the directors present may adjourn the meeting from time to time. Notice of any adjourned meeting shall be given in the same manner as prescribed by Section 6 of this Article III.

Section 8. Manner of Acting. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors, unless a greater number is prescribed by regulation of the Office or by these bylaws.

Section 9. Action Without a Meeting. Any action required or permitted to be taken by the Board of Directors at a meeting may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the directors.

Section 10. Resignation. Any director may resign at any time by sending a written notice of such resignation to the home office of the Bank addressed to the chairman of the board. Unless otherwise specified, such resignation shall take effect upon receipt thereof by the chairman of the board. More than three consecutive absences from regular meetings of the Board of Directors, unless excused by resolution of the Board of Directors, shall automatically constitute a resignation, effective when such resignation is accepted by the Board of Directors.

Section 11. Vacancies. Any vacancy occurring on the Board of Directors may be filled by the affirmative vote of a majority of the remaining directors although less than a quorum of the Board of Directors. A director elected to fill a vacancy shall be elected to serve only until the next election of directors by the shareholders. Any directorship to be filled by reason of an increase in the number of directors may be filled by election by the Board of Directors for a term of office continuing only until the next election of directors by the shareholders.

Section 12. Compensation. Directors, as such, may receive compensation for their services. By resolution of the Board of Directors, a reasonable fixed sum, and reasonable expenses of attendance, if any, may be allowed for attendance at each regular or special meeting of the Board of Directors. Members of either standing or special committees may be allowed such compensation for attendance at committee meetings as the Board of Directors may determine.

Section 13. Presumption of Assent. A director of the Bank who is present at a meeting of the Board of Directors at which action on any Bank matter is taken shall be presumed to have assented to the action taken unless his or her dissent or abstention shall be entered in the minutes of the meeting or unless he or she shall file a written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the secretary of the Bank within five days after the date a copy of the minutes of the meeting is received. Such right to dissent shall not apply to a director who voted in favor of such action.

Section 14. Removal of Directors. At a meeting of shareholders called expressly for that purpose, any director may be removed for cause by a vote of the holders of a majority of the shares then entitled to vote at an election of directors. Whenever the holders of the shares of any class are entitled to elect one or more directors by the provisions of the charter or supplemental sections thereto, the provisions of this section shall apply, in respect to the removal of a director or directors so elected, to the vote of the holders of the outstanding shares of that class and not to the vote of the outstanding shares as a whole.

For purposes of this section, removal for cause includes, as defined in 12 C.F.R. §563.39, or any successor regulation enacted by the Office, “personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, [or a] willful violation of any law, rule or regulation (other than traffic violations or similar offenses) or final cease-and-desist order.”

Section 15. Integrity of Directors. A person is not qualified to serve as director if he or she: (1) is under indictment for, or has ever been convicted of, a criminal offense involving dishonesty or breach of trust and the penalty for such offense could be imprisonment for more than one year, or (2) is a person against whom a banking agency has, within the past ten years, issued a cease and desist order for conduct involving dishonesty or breach of trust and that order is final and not subject to appeal, or (3) has been found either by a regulatory agency whose decision is final and not subject to appeal or by a court to have (i) breached a fiduciary duty involving personal profit, or (ii) committed a willful violation of any law, rule or regulation governing banking, securities, commodities or insurance, or any final cease and desist order issued by a banking, securities, commodities or insurance regulatory agency.

ARTICLE IV - Executive And Other Committees

Section 1. Appointment. The Board of Directors, by resolution adopted by a majority of the full board, may designate the chief executive officer and two or more of the other directors to constitute an executive committee. The designation of any committee pursuant to this Article IV and the delegation of authority shall not operate to relieve the Board of Directors, or any director, of any responsibility imposed by law or regulation.

Section 2. Authority. The executive committee, when the Board of Directors is not in session, shall have and may exercise all of the authority of the Board of Directors, except to the extent, if any, that such authority shall be limited by the resolution appointing the executive committee; and except also that the executive committee shall not have the authority of the Board of Directors with reference to: the declaration of dividends; the amendment of the charter or bylaws of the Bank, or recommending to the shareholders a plan of merger, consolidation, or conversion; the sale, lease, or other disposition of all or substantially all of the property and assets of the Bank otherwise than in the usual and regular course of its business; a voluntary dissolution of the Bank; a revocation of any of the foregoing; or the approval of a transaction in which any member of the executive committee, directly or indirectly, has any material beneficial interest.

Section 3. Tenure. Subject to the provisions of Section 8 of this Article IV, each member of the executive committee shall hold office until the next regular annual meeting of the Board of Directors following his or her designation and until a successor is designated as a member of the executive committee.

Section 4. Meetings. Regular meetings of the executive committee may be held without notice at such times and places as the executive committee may fix from time to time by resolution. Special meetings of the executive committee may be called by any member thereof upon not less than one day’s notice stating the place, date, and hour of the meeting, which notice may be written or oral. Any member of the executive committee may waive notice of any meeting and no notice of any meeting need be given to any member thereof who attends in person. The notice of a meeting of the executive committee need not state the business proposed to be transacted at the meeting.

Section 5. Quorum. A majority of the members of the executive committee shall constitute a quorum for the transaction of business at any meeting thereof, and action of the executive committee must be authorized by the affirmative vote of a majority of the members present at a meeting at which a quorum is present.

Section 6. Action Without a Meeting. Any action required or permitted to be taken by the executive committee at a meeting may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the members of the executive committee.

Section 7. Vacancies. Any vacancy in the executive committee may be filled by a resolution adopted by a majority of the full Board of Directors.

Section 8. Resignations and Removal. Any member of the executive committee may be removed at any time with or without cause by resolution adopted by a majority of the full Board of Directors. Any member of the executive committee may resign from the executive committee at any time by giving written notice to the president or secretary of the Bank. Unless otherwise specified, such resignation shall take effect upon its receipt; the acceptance of such resignation shall not be necessary to make it effective.

Section 9. Procedure. The executive committee shall elect a presiding officer from its members and may fix its own rules of procedure, which shall not be inconsistent with these bylaws. It shall keep regular minutes of its proceedings and report the same to the Board of Directors for its information at the meeting held next after the proceedings shall have occurred.

Section 10. Other Committees. The Board of Directors may by resolution establish an audit, loan, or other committee composed of directors as they may determine to be necessary or appropriate for the conduct of the business of the Bank and may prescribe the duties, constitution, and procedures thereof.

ARTICLE V - Officers

Section 1. Positions. The officers of the Bank shall be a president, one or more vice presidents, a secretary, and a treasurer or comptroller, each of whom shall be elected by the Board of Directors. The Board of Directors may also designate the Chairman of the Board as an officer. The offices of the chief executive officer, the president or the secretary and treasurer or comptroller may be held by the same person and a vice president may also be either the secretary or the treasurer or comptroller. The Board of Directors may designate one or more vice presidents as executive vice president or senior vice president. The Board of Directors may also elect or authorize the appointment of such other officers as the business of the Bank may require. The officers shall have such authority and perform such duties as the Board of Directors may from time to time authorize or determine. In the absence of action by the Board of Directors, the officers shall have such powers and duties as generally pertain to their respective offices.

Section 2. Election and Term of Office. The officers of the Bank shall be elected annually at the first meeting of the Board of Directors held after each annual meeting of the shareholders. If the election of officers is not held at such meeting, such election shall be held as soon thereafter as possible. Each officer shall hold office until a successor has been duly elected and qualified or until the officer’s death, resignation, or removal in the manner hereinafter provided. Election or appointment of an officer, employee, or agent shall not of itself create contractual rights. The Board of Directors may authorize the Bank to enter into an employment contract with any officer in accordance with regulations of the Office; but no such contract shall impair the right of the Board of Directors to remove any officer at any time in accordance with Section 3 of this Article V.

Section 3. Removal. Any officer may be removed by the Board of Directors whenever, in its judgment, the best interests of the Bank will be served thereby, but such removal, other than for cause, shall be without prejudice to any contractual rights, if any, of the person so removed.

For purposes of this section, removal for cause includes, as defined in 12 C.F.R. §563.39 or any successor regulation enacted by the Office, removal because of the officer’s “personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, or, a willful violation of any law, rule or regulation (other than traffic violations or similar offenses) or final cease-and-desist order.”

Section 4. Vacancies. A vacancy in any office because of death, resignation, removal, disqualification, or otherwise, may be filled by the Board of Directors for the unexpired portion of the term.

Section 5. Remuneration. The remuneration of the officers shall be fixed from time to time by the Board of Directors by employment contracts or otherwise.

Section 6. Age Limitation for Officers. No person 70 years of age shall be eligible for election, re-election, appointment or re-appointment as an officer of the Bank following his or her 70th birthday unless specifically authorized by specific resolution of the board of directors. However, an officer shall, at the option of the board, retire at age 65 if the officer has served in an executive or high policy-making post for at least two years immediately prior to retirement and is immediately entitled to non-forfeitable annual retirement benefits of at least $27,000.

ARTICLE VI - Contracts, Loans, Checks and Deposits

Section 1. Contracts. To the extent permitted by regulations of the Office, and except as otherwise prescribed by these bylaws with respect to certificates for shares, the Board of Directors may authorize any officer, employee or agent of the Bank to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Bank. Such authority may be general or confined to specific instances.

Section 2. Loans. No loans shall be contracted on behalf of the Bank and no evidence of indebtedness shall be issued in its name unless authorized by the Board of Directors. Such authority may be general or confined to specific instances.

Section 3. Checks, Drafts, etc. All checks, drafts, or other orders for the payment of money, notes, or other evidences of indebtedness issued in the name of the Bank shall be signed by one or more officers, employees, or agents of the Bank in such manner as shall from time to time be determined by the Board of Directors.

Section 4. Deposits. All funds of the Bank not otherwise employed shall be deposited from time to time to the credit of the Bank in any duly authorized depositories as the Board of Directors may select.

ARTICLE VII - Certificates for Shares and Their Transfer

Section 1. Certificates for Shares. Certificates representing shares of capital stock of the Bank shall be in such form as shall be determined by the Board of Directors and approved by the Office. Such certificates shall be signed by the chief executive officer or by any other officer of the Bank authorized by the Board of Directors, attested by the secretary or an assistant secretary, and sealed with the corporate seal or a facsimile thereof. The signatures of such officers upon a certificate may be facsimiles if the certificate is manually signed on behalf of a transfer agent or a registrar, other than the Bank itself or one of its employees. Each certificate for shares of capital stock shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the Bank. All certificates surrendered to the Bank for transfer shall be cancelled and no new certificate shall be issued until the former certificate for a like number of shares has been surrendered and cancelled, except that in the case of a lost or destroyed certificate, a new certificate may be issued upon such terms and indemnity to the Bank as the Board of Directors may prescribe.

Section 2. Transfer of Shares. Transfer of shares of capital stock of the Bank shall be made only on its stock transfer books. Authority for such transfer shall be given only by the holder of record or by his or her legal representative, who shall furnish proper evidence of such authority, or by his or her attorney authorized by a duly executed power of attorney and filed with the Bank. Such transfer shall be made only on surrender for cancellation of the certificate for such shares. The person in whose name the shares of capital stock stand on the books of the Bank shall be deemed by the Bank to be the owner for all purposes.

ARTICLE VIII - Fiscal Year

The fiscal year of the Bank shall end on the 31st day of December of each year. The appointment of accountants shall be subject to annual ratification by the shareholders.

ARTICLE IX - Dividends

Subject to the terms of the Bank’s charter and the regulations and orders of the Office, the Board of Directors may, from time to time, declare, and the Bank may pay, dividends on its outstanding shares of capital stock.

ARTICLE X - Corporate Seal

The Board of Directors shall provide a Bank seal, which shall be two concentric circles between which shall be the name of the Bank. The year of incorporation or an emblem may appear in the center.

ARTICLE XI - Amendments

These bylaws may be amended in a manner consistent with regulations of the Office and shall be effective after: (i) approval of the amendment by a majority vote of the authorized Board of Directors, or by a majority vote of the votes cast by the shareholders of the Bank at any legal meeting; and (ii) receipt of any applicable regulatory approval. If the Bank fails to meet its quorum requirements solely due to vacancies on the board, then the affirmative vote of a majority of the sitting board will be required to amend the bylaws.

ARTICLE XII - Indemnification

The Bank shall indemnify all officers, directors and employees of the Bank, and their heirs, executors and administrators, to the fullest extent permitted under federal law against all expenses and liabilities reasonably incurred by them in connection with or arising out of any action, suit or proceeding in which they may be involved by reason of their having been a director or officer of the Bank, whether or not they continue to be a director or officer at the time of incurring such expenses or liabilities, such expenses and liabilities to include, but not be limited to, judgments, court costs and attorneys’ fees and the cost of reasonable settlements.